Execution Copy

DEBT EXCHANGE AND SECURED LOAN AGREEMENT

Dated: July 21, 2020

Among

Adara Asset Management, LLC
as Borrower hereunder

GEH SPORT, LLC
as Parent hereunder

and

ORIX PTP Holdings, LLC
as Lender hereunder

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DEBT EXCHANGE AND SECURED LOAN AGREEMENT

THIS DEBT EXCHANGE AND SECURED LOAN AGREEMENT made and entered into July 21, 2020, by and among (i) GEH SPORT, LLC, a Delaware limited liability company (the "**Parent**"), (ii) **Adara Asset Management, LLC**, a Delaware limited liability company (formerly known as GlassBridge Asset Management, LLC) and wholly-owned subsidiary of Parent ("**AAM**" or "**Borrower**"; and, together with the Parent, collectively, the "**Companies**" and each a "**Company**"), and (iii) **ORIX PTP Holdings, LLC**, a Delaware limited liability company ("**ORIX**" or the "**Lender**").

BACKGROUND

WHEREAS, pursuant to that Securities Purchase Agreement, dated as of October 1, 2019 (the "**October 2019 Purchase Agreement**"), by and between GlassBridge Enterprises, Inc., a Delaware corporation ("**GlassBridge**"), as seller, and ORIX, as buyer, related to, among other things, the purchase and sale of loans in the aggregate amount of Thirteen Million Dollars ($13,000,000.00) previously made to Adara Enterprises Corp., a Delaware corporation (formerly known as Imation Enterprises Corp.) ("**AEC**"), ORIX acquired from GlassBridge all of its right, title and interest in and to (i) that certain promissory note by and between AEC, as the borrower, and GlassBridge, as payee, dated as of September 30, 2019, in the original principal amount of $9,000,000 and with a maturity date of September 30, 2026 (the "**Levy Note**") and (ii) that certain promissory note by and between AEC, as the borrower, and GlassBridge, as payee, dated as of September 30, 2019, in the original principal amount of $4,000,000 and with a maturity date of September 30, 2026 (the "**Sport-BLX Note**" and, together with the Levy Note, the "**Existing Notes**");

WHEREAS, in connection with the purchase and sale of the Existing Notes pursuant to the October 2019 Purchase Agreement, (i) GlassBridge, ORIX and AEC entered into that certain Agreement Relating to the Assignment and Assumption of Promissory Notes, dated as of October 1, 2019 (the "**Assignment and Assumption Agreement for Existing Notes**" and, together with the October 2019 Purchase Agreement, collectively, the "**Existing Loan Documents**"), pursuant to which, among other things, AEC granted a first priority lien and security interest in favor of ORIX, and (ii) ORIX filed a UCC-1 (filing no. 2019 6842442), naming ORIX as the secured party and AEC as the debtor, originally filed on October 1, 2019 (Delaware);

WHEREAS, on the date hereof, AAM distributed all of its assets and liabilities (including all assets and liabilities related to GlassBridge Arrive Investor, LLC, GlassBridge Multi Strategy GP, LLC and GlassBridge Quant Strategy GP, LLC), other than the Athlete Fund GP Interest (as defined below) and related CPO registration, to AEC, then the sole member of AAM;

WHEREAS, on the date hereof, immediately after the distribution referred to in the paragraph above, AEC contributed to AAM $1,790,000 in cash;

WHEREAS, on the date hereof, immediately after the cash contribution referred to in the paragraph above, AAM assumed the Existing Notes from AEC, then the sole member of

AAM;

WHEREAS, on the date hereof, immediately after the assumption of the Existing Notes referred to in the paragraph above, AEC sold all of the outstanding membership interests in AAM to Parent;

WHEREAS, at the request of Parent and the Borrower, the parties have agreed that, pursuant to this Agreement, the Lender will exchange the Existing Notes for (i) a new loan and promissory note of the Borrower in the amount of Thirteen Million Dollars ($13,000,000.00) with a maturity date of March 31, 2025, payable to the Lender (as defined below, the "**Secured Promissory Note**"), and (ii) a warrant pursuant to which the Lender shall have the right to acquire Class A Units in the Borrower, on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, in connection with such exchange, the parties desire to enter into this Agreement and all documents required hereby, pursuant to which, among other things, (i) certain of the Existing Loan Documents and certain other documents executed in connection with the Existing Notes shall be terminated and (ii) the Lender has agreed to provide financing to the Borrower subject to the terms, conditions and covenants set forth in this Agreement and the Secured Promissory Note.

NOW, THEREFORE, in consideration of the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto have agreed as follows:

SECTION 1. DEFINITIONS.

1.1 General Provisions. Unless expressly provided otherwise in this Agreement or in the Loan Documents, or unless the context requires otherwise:

(a) all terms used herein and in the Loan Documents that are defined in the UCC, as amended from time to time, shall have the meanings set forth in the UCC;

(b) all capitalized terms defined in this Agreement shall have the defined meanings when used in the Loan Documents and in any other documents made or delivered pursuant to this Agreement;

(c) the singular shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders;

(d) all references to any particular party defined herein shall be deemed to refer to each and every person defined herein as such party individually, and to all of them, collectively, jointly and severally, as though each were named wherever the applicable defined term is used;

(e) all references to "**Sections**," "**Subsections**," "**Paragraphs**" and "**Subparagraphs**" shall refer to provisions of this Agreement;

(f) all references to time herein means Eastern Standard Time or Eastern Daylight Time, as then in effect; and

(g) all references to sections, subsections, paragraphs or other provisions of statutes or regulations shall be deemed to include successor, amended, renumbered and replacement provisions.

1.2 Defined Terms. As used herein and in the heading of this Agreement, the following terms have the meanings indicated, unless the context otherwise requires:

"**AAM**" has the meaning ascribed to it in the preamble to this Agreement.

"**Accounting Firm**" means the public accounting firm serving as the accountants to the Companies selected by the Parent and reasonably satisfactory to the Lender.

"**Accrued PIK Interest Payment**" has the meaning ascribed to it in **Section 2.1(b)**.

"**Accumulated Funding Deficiency**" means any accumulated funding deficiency as defined in ERISA §302(a).

"**Affiliate**" means, with respect to any applicable Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, (i) "**control**" of a Person means the power, directly or indirectly, either to (A) vote ten percent (10%) or more of the capital stock having ordinary voting power for the election of directors of such Person (or similar ownership interests in voting power in the case of control of a Person other than a corporation), or (B) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and (ii) each Company shall be deemed an Affiliate of each other Company.

"**Agreement**" means this Debt Exchange and Secured Loan Agreement and any future amendments, restatements, modifications or supplements hereof or hereto.

"**Applicable Law**" means any applicable securities, federal, state, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

"**Athlete Fund**" means The Sports & Entertainment Fund, L.P., a Cayman exempted limited partnership.

"**Athlete Fund GP Interest**" means all of the general partnership interest in the Athlete Fund.

"**Bankruptcy Code**" means the United States Bankruptcy Code, Title 11

of the United States Code, as amended, or any successor law thereto, and any rules promulgated in connection therewith.

"**Bankruptcy Event of Default**" means, collectively, an Event of Default under **Section 7.1(e)** or **Section 7.1(f)**.

"**Board**" means the Board of Managers of the Borrower, as comprised from time to time pursuant to Section 5.2 of the LLC Agreement.

"**Borrower**" has the meaning ascribed to it in the preamble to this Agreement.

"**Borrower Securities**" means, collectively, any Units, securities convertible or exchangeable for Units or options, warrants or other rights to acquire Units including, without limitation the Class A Units.

"**Business Day**" means a day other than a Saturday, Sunday or legal holiday under the laws of the State of New York.

"**Capital Stock**" means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, Partnership Interests (whether general or limited), (iv) in the case of a limited liability company, Membership Interests, (v) any other equity interest or participation in an issuing Person that confers on the holder thereof the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and (vi) any Capital Stock described in the foregoing clauses (i) through (v) that is issuable upon the exercise of any warrant, option, convertible security or otherwise having the characteristics of a Capital Stock equivalent, provided that Capital Stock shall not mean any executive compensation or other similar benefit program whereby an organization provides bonuses or other compensation in cash only to its executives and other employees.

"**Capitalized Lease Obligations**" means, collectively with respect to any Person and its Subsidiaries and for any applicable period, the obligations of such Person and its Subsidiaries to pay rent or other amounts under any lease of or other arrangement conveying the right to use real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a consolidated balance sheet of such Person and its Subsidiaries pursuant to and accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"**Cash Equivalents**" means: (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within ninety (90) days from the date of acquisition; (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within ninety (90)

days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.; (iii) time deposits and certificates of deposit maturing within ninety (90) days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least Two Hundred Fifty Million Dollars ($250,000,000.00) and that has (or is a Subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc.; (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above; and (v) money market funds at least ninety-five percent (95%) of the assets of which are continuously invested in securities of the type described in clause (i) above.

"**Change of Control**" means (i) if any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) other than the members of the Parent on the Closing Date shall beneficially own (A) Units having at least fifty percent (50%) of the Total Voting Power of the Parent, or (B) Units of the Parent having at least fifty percent (50%) of the economic interests of the Parent, (ii) if Parent at any time does not have the right to appoint a majority of the Board members pursuant to Section 5.2 of the LLC Agreement, (iii) if the Parent shall own less than all of the Membership Interests of the Borrower (other than pursuant to the exercise of the Warrant), (iv) if the Borrower shall cease, directly or indirectly, to own and control legally all of the Athlete Fund GP Interest, or (v) any other Company shall own less than all of the Capital Stock of a Subsidiary thereof, whether now or hereafter in existence.

"**Class A Units**" has the meaning ascribed to it in the LLC Agreement representing a class of Membership Interest in the Borrower (or any equity into which such Class A Units shall have been converted, exchanged or reclassified following the date hereof).

"**Closing Date**" means the date on which all conditions precedent set forth in **Section 4.1** have been satisfied.

"**Code**" means the Internal Revenue Code of 1986, as amended, or any successor law thereto.

"**Company**" and "**Companies**" each has the meaning ascribed to it in the preamble to this Agreement.

"**Controlled Group Member**" means:

(i) any corporation included with any Company in a controlled group of corporations within the meaning of Code §414(b);

(a) any trade or business (whether or not incorporated) which is under

common control with any Company within the meaning of Code §414(c); and

(b) any member of an affiliated service group of which any Company is a member within the meaning of Code §414(m).

"**Debt**" means, with respect to any Person at any applicable time (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (v) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all Guaranty Obligations of such Person, (vii) the principal portion of all Capitalized Lease Obligations, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreements, (ix) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (x) all preferred stock or similar preferred interests issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, and (xi) any other item of indebtedness or liability that would be reflected on the liabilities side of a balance sheet of such Person in accordance with GAAP (other than accounts payable arising in the ordinary course of such Person's business). The Debt of any Person shall also include the Debt of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

"**Default**" means any event specified in **Section 7.1**, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

"**Default Rate**" means a rate per annum equal to nine and half percent (9.5%) or, if less, the highest rate permitted by Applicable Law.

"**Employee Pension Plan**" means any employee pension benefit plan as defined in ERISA § 3(2) and which is (i) maintained by any Company or any Controlled Group Member, and (ii) qualified under Code §401.

"**ERISA**" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder by the United States Department of Labor or the PBGC.

"**Event of Default**" means any event specified in **Section 7.1**, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

"**Exchange Act**" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

"**Existing Loan Documents**" has the meaning ascribed to it in the Background provisions hereof.

"**Existing Notes**" has the meaning ascribed to it in the Background provisions hereof.

"**Fiscal Year**" of the Companies means the historical twelve (12) month fiscal year of the Companies as in effect on the date hereof.

"**Fully-Diluted Basis**" means, as at any applicable time, the aggregate number of Units outstanding at such time, assuming the exercise, conversion or exchange of all Borrower Securities then exercisable, convertible or exchanged into Units, or which will become exercisable upon the completion of a contemplated transaction and the exercise of all outstanding warrants, options or other rights to subscribe for or purchase any Borrower Securities including (without limitation) the Warrant.

"**Future Subsidiary**" has the meaning ascribed to it in **Section 5.9**.

"**GAAP**" means, at any particular time, generally accepted accounting principles as in effect at such time, provided, however, that, if employment of more than one principle shall be permissible at such time in respect of a particular accounting matter, "**GAAP**" shall refer to the principle which is then employed by the Parent and its Subsidiaries with the agreement of their independent certified public accountants.

"**GlassBridge**" has the meaning ascribed to it in the Background provisions hereof.

"**Governmental Authority**" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the New York Stock Exchange, the Nasdaq Stock Market and the Financial Industry Regulatory Authority).

"**Guaranty Obligations**" means, as at any applicable time and for any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Debt of any other Person in any manner, whether direct or

indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Debt or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Debt or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Debt of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Debt, or (iv) to otherwise assure or hold harmless the owner of such Debt or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Guaranty Obligation is made.

"**Initial Public Offering**" means the first firm commitment underwritten public offering of the common stock of the Parent (or successor thereto formed to effect such offering) registered under the Securities Act.

"**Investment**" in any Person means, collectively, (i) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (ii) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business), or (iii) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person or the formation of a Subsidiary.

"**Investment Company Act**" shall mean the Investment Company Act of 1940, as amended.

"**Lender**" has the meaning ascribed to it in the preamble to this Agreement.

"**Lender Indemnitees**" has the meaning ascribed to it in **Section 8.8**.

"**Levy Note**" has the meaning ascribed to it in the Background provisions hereof.

"**Lien**" means, collectively, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

"**Liquidity Event**" means, collectively, (i) an Initial Public Offering or any other public offering, provided that the gross proceeds thereof exceed Ten Million

Dollars ($10,000,000.00), or (ii) any (A) merger, consolidation or other corporate or similar reorganization or combination in which the Parent is not the non-surviving party; (B) except in connection with any transaction permitted under **Section 6.5**, any merger, consolidation, share exchange or other corporate or similar reorganization or combination involving the Borrower in which the Borrower is not the surviving party; (C) the Companies shall sell, lease, license, transfer, convey or otherwise dispose of, in a single transaction or a series of related transactions, more than twenty-five percent (25%) of their combined assets, or any other asset(s) which could reasonably be expected to have a Material Adverse Effect on the remaining part of the Companies' combined business after such sale, lease, license, transfer, conveyance or other disposition; (D) the occurrence of any Change of Control; (E) the directors, members or managers of any Company, as the case may be, authorize the taking of any action which, if completed, would result in any of the events set forth in the foregoing clauses (A), (B), or (C); or (F) the cessation of the active operation of the business of any Company (whether or not such Company liquidates, dissolves or winds up its affairs).

"**LLC Agreement**" means the Amended and Restated Limited Liability Company Operating Agreement of the Borrower by and among Borrower and Parent, and naming ORIX as a third-party beneficiary, as in effect on the date hereof.

"**Loan**" means the Debt evidenced by the Secured Promissory Note.

"**Loan Documents**" means, collectively, (i) this Agreement, (ii) the Secured Promissory Note, (iii) the Security Agreement, (iv) the Pledge Agreement, (v) the Warrant, and (vi) all other documents executed and delivered to the Lender by or on behalf of any Company or any Subsidiary in connection therewith, and any modifications, amendments, restatements, substitutions and replacements of or for any of the foregoing.

"**Management Compensation Payments**" means, collectively, all compensation paid to or accrued in favor of the Senior Management of the Borrower, including (but not limited to) salary, bonus and deferred compensation.

"**Management Fees**" means, collectively, management, financial advisory, consulting, investment banking, broker's, and similar fees, together with costs, expenses and charges relating or pertaining thereto, paid to or accrued in favor of any Person.

"**Material Adverse Change**" means, collectively or individually, any material adverse change in the business, financial condition, operations, liabilities (fixed or contingent), assets, properties or prospects of the Companies taken as a whole.

"**Material Adverse Effect**" means, collectively and with respect to any event, occurrence, or condition of any kind or nature, a material adverse effect on (i) the assets, liabilities, operations, profits, financial condition, business or prospects of the Companies taken as a whole, (ii) the ability of any Company to perform its respective obligations under this Agreement, any of the Loan Documents to which it is a party, or

(iii) the validity or enforceability of this Agreement, any of the other Loan Documents, or any of the rights and remedies of the Lender hereunder or thereunder; *provided however* that during the period from and including the Closing Date to and including the one (1) year anniversary thereof, a "Material Adverse Effect" under clause (i) of this definition shall not include any effect arising out of, resulting from, or in connection with, the COVID-19 pandemic.

"**Material Agreements**" has the meaning ascribed to it in **Section 3.14**.

"**Membership Interest**" means, collectively and in the context of a limited liability company, a member's entire interest in a limited liability company including, without limitation, such member's right to share in income, gains, losses, deductions, credits and similar items of, and to receive distributions from, such limited liability company pursuant to Applicable Law or the applicable operating agreement or limited liability company agreement, as appropriate, and the right to vote or participate in the management and operation and receive information pursuant to Applicable Law or the applicable operating agreement or limited liability company agreement, as appropriate.

"**Multiemployer Plan**" means a multiemployer pension plan as defined in ERISA §3(37) to which any Company or any Controlled Group Member is or has been required to contribute subsequent to September 25, 1980.

"**Non-Bankruptcy Event of Default**" means, collectively, any Event of Default other than a Bankruptcy Event of Default.

"**Obligations**" means, collectively, all liabilities, duties and obligations of the Companies to the Lender with respect to any covenants, representations or warranties herein or in the Secured Promissory Note and other Loan Documents, with respect to the principal of and interest on the Loan, and all other present and future fixed and/or contingent obligations of the Companies to the Lender hereunder and under the Loan Documents, including, without limitation, (i) obligations with respect to interest accruing (or which would accrue but for §502 of the Bankruptcy Code) after the date of any filing by any Company of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceedings with respect to any Company, and (ii) all fees, expenses, indemnification obligations, and other amounts of whatever nature now or hereafter payable by the Companies (including, without limitation, any amounts which accrue after the commencement of any bankruptcy, insolvency or similar proceedings with respect to any Company, whether or not allowed or allowable as a claim under the Bankruptcy Code or an any other applicable debtor relief law) pursuant to this Agreement or any other Loan Document.

"**Observation Right**" has the meaning ascribed to it in **Section 5.10**.

"**October 2019 Purchase Agreement**" has the meaning ascribed to it in the Background provisions hereof.

"**OFAC**" has the meaning ascribed to it in **Section 3.19**.

"**Organizational Documents**" means, collectively and with respect to any applicable Person, the articles of incorporation, the certificate of incorporation, the by-laws, the certificate of formation, the certificate of organization, the limited liability company agreement, the operating agreement, the certificate of partnership, the partnership agreement, or any other similar organizational and related document of such Person.

"**ORIX**" has the meaning ascribed to it in the preamble to this Agreement.

"**Parent**" has the meaning ascribed to it in the preamble to this Agreement.

"**Participant**" has the meaning ascribed to it in **Section 8.5**.

"**Partnership Interests**" means, collectively and in the context of a limited partnership, a partner's entire interest in a limited partnership (whether general or limited) including, without limitation, such partner's right to share in income, gains, losses, deductions, credits and similar items of, and to receive distributions from, such limited partnership pursuant to Applicable Law or the applicable limited partnership agreement and the right to vote or participate in the management and operation and receive information pursuant to Applicable Law or the applicable limited partnership agreement.

"**PATRIOT Act**" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

"**PBGC**" means the Pension Benefit Guaranty Corporation.

"**Permitted Debt**" means, collectively, any and all Debt permitted under **Section 6.1**.

"**Permitted Encumbrances**" means, collectively, (i) those Liens listed on **Schedule 3.6**, and (ii) those Liens expressly permitted pursuant to **Section 6.2**.

"**Permitted Investments**" means, collectively, (i) Investments in Cash Equivalents, (ii) the Investment by the Parent in the Membership Interests of the Borrower and the Sport-BLX Shares, and (iii) the Investment by the Borrower in the Athlete Fund GP Interest.

"**Permitted Management Payments**" means payments in respect of Management Fees or Management Compensation Payments of up to an aggregate of $1,000,000.

"**Permitted Payments**" means, collectively, regularly scheduled payments of interest due and owing under the Secured Promissory Note.

"**Person**" means, collectively, an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, or any other legal entity.

"**Pledge Agreement**" means that certain Pledge Agreement by Parent in favor of the Lender, dated as of the date hereof (relating to Parent's Membership Interests in the Borrower and the Sport-BLX Shares).

"**Principal and Interest Payment Date**" shall mean September 30, 2020 (for the payment of accrued interest only) and each of the dates specified in Section 3 of the Secured Promissory Note (for the payment of principal and accrued interest).

"**Related Parties**" and "**Related Party**" means, collectively or individually, as appropriate, with respect to any party to this Agreement, such party's affiliates, directors, officers, employees, agents or advisors.

"**Reorganization**" means reorganization as defined in ERISA §4241(a).

"**Reportable Event**" means with respect to any Employee Pension Plan, an event described in ERISA §4043(b).

"**Restricted Payment**" means, with respect to any applicable Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Membership Interest or Capital Stock of a Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, repurchase, retirement, acquisition, cancellation or termination of any Membership Interest or Capital Stock of a Person or any option, warrant or other right to acquire any Membership Interest (or Capital Stock) of a Person.

"**Sanctioned Country**" means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/-sanctions/index/html, or as otherwise published from time to time.

"**Sanctioned Person**" means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/-eotffc/ofac/sdn/index/html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

"**Secured Promissory Note**" means the Secured Promissory Note in the principal amount of Thirteen Million Dollars ($13,000,000.00) executed and delivered by the Borrower in favor of the Lender on the date hereof pursuant to **Section 2.1(a)(i)**, and any future amendments, restatements, modifications or supplements thereof or thereto.

"**Securities Act**" means the Securities Exchange Act of 1933, as amended, and all rules and regulations promulgated thereunder.

"**Security Agreement**" means the Security Agreement, dated the date hereof, by the Borrower, as grantor, and the Lender, as the secured party, pursuant to which the Borrower granted a security interest in assets of the Borrower in favor of the Lender, and any future amendments, restatements, modifications or supplements thereof or thereto.

"**Senior Management of the Borrower**" means George Hall and John Hall.

"**Solvent**" means, as at any applicable time and for any Person, that at such time (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"**Sport-BLX**" means Sport-BLX, Inc., a Delaware corporation.

"**Sport-BLX Note**" has the meaning ascribed to it in the Background provisions hereof.

"**Sport-BLX Shares**" means 20,285 shares of common stock of Sport-BLX (representing a 15.0% equity interest in Sport-BLX) owned by the Parent.

"**Subsidiary**" means, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding capital stock (or other securities) having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "**Subsidiary**" shall be deemed to refer to a Subsidiary of the Company.

For the avoidance of doubt, the Athlete Fund and any Subsidiary of the Athlete Fund shall not be a Subsidiary of the Company for all purposes hereunder and under the other Loan Documents.

"**Tax Distributions**" means distributions authorized by the Board and that are made pursuant to the provisions of Section 4.2 of the LLC Agreement as in effect on the Closing Date.

"**Taxes**" has the meaning ascribed to it in **Section 2.7(a)**.

"**Total Voting Power**" means, with respect to any Person, the total number of votes that may be cast in the election of directors (or similar governing body, such as the Board in the case of the Parent) of such Person at any meeting of stockholders, members or similar security holders of such Person if all securities entitled to vote in the election of directors (or similar governing body) of such Person (on a Fully-Diluted Basis) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

"**Transactions**" means, collectively, the loan and related transactions described herein or contemplated hereby.

"**Transfer**" shall mean any transfer, sale, lease, assignment, option, grant or similar arrangement, whether effected directly or indirectly.

"**UCC**" means the Uniform Commercial Code, as modified, amended, revised, supplemented and restated from time to time.

"**Units**" means a Membership Interest in the Borrower, as set forth in the LLC Agreement, consisting only of Class A Units as of the date hereof.

"**Warrant**" means the Warrant executed and delivered by the Borrower in favor of the Lender on the date hereof pursuant to **Section 2.1(a)(ii)**, under which the Lender has the right to purchase Class A Units (or other securities of the Borrower to the extent provided therein) described therein, and any future amendments, restatements, modifications or supplements thereof or thereto.

"**Warrant Units**" means collectively, Class A Units of the Borrower required to be issued, or which has been issued (as appropriate), upon exercise of the Warrant.

"**Withdrawal Liability**" means any withdrawal liability as defined in ERISA §4201.

1.3 Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that have meanings given to them under GAAP and are not specifically defined herein shall have the meanings customarily given them under GAAP.

SECTION 2. EXCHANGE OF EXISTING NOTES.

2.1 Exchange of Existing Notes; Accrued PIK Interest Payment.

(a) **Exchange of Existing Notes**. Subject to the terms and conditions of this Agreement, on the Closing Date, in exchange for the Existing Notes, the Borrower hereby agrees to execute and deliver to the Lender, and the Lender agrees to accept delivery of, (i) the Secured Promissory Note in the principal amount of Thirteen Million Dollars ($13,000,000.00) with a maturity date of March 31, 2025, executed and delivered by the Borrower in favor of the Lender in the form of **Exhibit A**, and (ii) the Warrant executed and delivered by the Borrower in favor of the Lender in the form of **Exhibit B** (such exchange of the Exiting Notes for the Secured Promissory Note and the Warrant, the "**Exchange**"). Upon execution and delivery of the Secured Promissory Note pursuant hereto:

(i) the Lender agrees to return the original Existing Notes to AEC, as Borrower, to the extent such Existing Notes were previously delivered to the Lender;

(ii) the Lender confirms that all liabilities and indebtedness owed under the Existing Notes to the Lender shall be released, discharged and satisfied in full; and

(iii) all of the security interests, liens and pledges in favor of the Lender pursuant to the Existing Notes, and all guarantees of the obligations under pursuant to the Existing Notes, in each case shall be automatically terminated and released with no further action on the Companies' part.

(b) **Accrued PIK Interest Payment**. In connection with the Transactions, the Borrower hereby agrees to pay the Lender the sum of $785,417, being the agreed upon amount owed as the PIK Interest accrued under and pursuant to the Existing Notes since September 30, 2019 (the "**Accrued PIK Interest Payment**"), which Accrued PIK Interest Payment shall be due and payable in full by the Borrower on the date hereof.

(c) **Repayment of Loan**. The Loan shall bear interest (including at the Default Rate after the occurrence of an Event of Default, as more fully provided in the Secured Promissory Note), be repayable as to interest and principal, mature and be subject to such other terms and conditions as are set forth in the Secured Promissory Note, the provisions of which are incorporated herein by reference thereto as if fully set forth herein, and in this **Section 2** and as otherwise provided herein.

(d) **Issue Price; No Original Issue Discount**. The Companies and the Lender agree that the Secured Promissory Note and the Warrant do not constitute an "investment unit" within the menaing of Treasury Regulation Section 1.1273-2(h), that the issue price of the Secured Promissory Note is its face amount, and having considered all facts relevant to the determination of the value of the the Warrant, including (among other things) the leveraged nature of the Companies' capitalization and the nature of their business, the Companies and the Lender have concluded and hereby agree and covenant that the value of the Warrant is two thousand Dollars ($2,000.00). Without limiting the foregoing, the Companies and the Lender agree that the Secured Promissory Note is not issued with any orginal issue discount. The Companies and the Lender agree that this **Section 2.1(d)** constitutes the provision of relevant information to the

Lender by the Companies in a reasonable manner for the purposes of Section 1.1275-2(e) of the Treasury Regulations. Neither the Companies nor the Lender will take any position in its tax return that is inconsistent with the foregoing. The Companies will provide the Lender with any information necessary for it to report its income from this transaction in accordance herewith to the extent required to do so for federal income tax purposes.

2.2 Computation of Interest. Interest on the Secured Promissory Note and other Obligations shall be calculated and paid based upon a three hundred sixty (360)-day year and the actual number of days elapsed.

2.3 Maximum Legal Rate. Notwithstanding anything contained herein or in any other Loan Documents, the Borrower shall not be obligated to pay and the Lender shall not collect interest on any Obligation at a rate in excess of the maximum permitted by law or the maximum rate that will not subject the Lender to any civil or criminal penalties. If, because of the acceleration of maturity, the payment of interest in advance or any other reason, the Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the outstanding balance of the Obligations as of the date on which such excess payment was made. If the amount to be so applied to reduction of the outstanding balance of the Obligations exceeds the outstanding balance thereof, the amount of such excess shall be refunded to the Borrower by the Lender receiving the excess payment.

2.4 Payments.

(a) All payments (including prepayments) by the Borrower hereunder shall be made to the Lender at its address set forth in **Section 8.2**, or such other place or places as the Lender may direct, prior to 10:00 A.M. on the date of payment, in lawful money of the United States of America, and in immediately available funds.

(b) Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, provided, however, that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.

2.5 Application of Payments; Recovery of Payments.

(a) All payments in respect of the Obligations shall be applied (i) first to the payment in full of any costs incurred by the Lender in the collection of any Obligation, including, without limitation, reasonable attorneys' fees (which shall be payable to the Lender upon demand to the Borrower), (ii) then to the payment in full of accrued, unpaid interest on the Secured Promissory Note, (iii) then to the reduction of the unpaid principal balance on the Secured Promissory Note and (iv) finally to the reduction of the outstanding balance of any other Obligation; provided, however, that **Section 7.8** shal apply following the occurrence or during the continuance of any Default or Event of Default.

(b) Each Company agrees that to the extent it makes a payment or payments to or for the account of the Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligations intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

2.6 <u>Optional and Mandatory Prepayments of Principal</u>.

(a) Subject in all respects to the provisions of **Section 2.6(b)**, the Borrower at any time and from time to time may voluntarily prepay the Loan, in whole or in part, upon at least five (5) Business Days' advance written notice to the Lender of such prepayment and not later than 2:00 P.M. on the date of prepayment. Prepayments of principal under the Loan shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00) and accompanied by accrued and unpaid interest on the prepaid amount. Subject to the provisions of **Section 7.8**, each prepayment of the Loan pursuant to the this **<u>Section 2.6(a)</u>** shall be applied against scheduled payments of principal in the inverse order of maturity and shall not postpone or reduce any regularly scheduled payment of principal or interest thereon.

(b) Notwithstanding anything contained herein to the contrary, the entire unpaid principal balance, all accrued and unpaid interest and other sums in respect of the Loan shall, at the option of the Lender, immediately become due and payable upon the occurrence of a Liquidity Event.

2.7 <u>Taxes</u>.

(a) All payments of principal and interest on the Secured Promissory Note and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding taxes imposed on or measured by the Lender's net income by the United States of America or by the jurisdiction under which the Lender is organized or conducts business (all non-excluded items being called "**<u>Taxes</u>**"). If any withholding or deduction from any payment to be made by the Borrower hereunder to the Lender is required in respect of any Taxes pursuant to any Applicable Law other than because Lender constitutes a 10-percent shareholder within the meaning of Section 871(h)(3) of the Code, then the Borrower shall: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to the Lender a copy of an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and (iii) pay to the Lender for the account of the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender shall equal the full amount the Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower shall promptly pay within five (5) days of receipt of notice from the Lender, accompanied by documentation evidencing payment, such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by the Lender

after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had such Taxes not been asserted.

(b) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

2.8 Replacement of Secured Promissory Note. Upon receipt of evidence satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Secured Promissory Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Borrower, or, in the case of any such mutilation, upon surrender and cancellation of such Secured Promissory Note, the Borrower will issue a new Secured Promissory Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Secured Promissory Note; provided, however, if the Secured Promissory Note of which the Lender or any "qualified institutional buyer" as defined in Rule 144A under the Securities Act, or any other institutional investor of similar standing is the holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of such holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Borrower of a new Secured Promissory Note in replacement of such lost, stolen or destroyed Secured Promissory Note other than the holder's written agreement to indemnify the Borrower as aforesaid. Any and all references herein and in the other Loan Documents to the Secured Promissory Note shall include any Secured Promissory Note issued pursuant hereto in replacement thereof.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF COMPANIES.

To induce the Lender to enter into this Agreement and complete the Transactions, the Companies jointly and severally represent and warrant, as to themselves and their Subsidiaries (as appropriate), to the Lender that:

3.1 Organization and Qualification.

(a) Each of the Parent and the Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and is in good standing under the laws of each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

(b) The Parent does not and will not have any Subsidiaries other than the Borrower.

(c) The Borrower does not have any Subsidiaries.

(d) The sole and exclusive purpose of the Parent is to serve as a holding company for all of the Membership Interests of the Borrower and the Sport-BLX Shares. The

Sport-BLX Shares owned by the Parent represent a 15.0% equity interest in Sport-BLX as of the date hereof.

(e) The sole and exclusive purpose of the Borrower is to serve as a holding company for all of the Athlete Fund GP Interest. The Athlete Fund GP Interest owned by the Borrower represents 100% of the general partnership interest in the Athlete Fund.

3.2 Power and Authority. Each Company has the limited liability company, the limited partnership or the corporate power, as appropriate, to execute, deliver and perform under, the Loan Documents to which it is a party, to borrow under this Agreement and grant the Liens required hereby and has taken all necessary corporate, limited liability company or partnership action, as appropriate, to authorize (i) the Transactions on the terms and conditions of this Agreement, (ii) the issuance of the Secured Promissory Note and the Warrant and (iii) the execution and delivery of, and performance under, the Loan Documents. No consent of any other party (including members, partners and/or stockholders of any Company, as appropriate) and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents or completion of the Transactions, except for any consent which has been obtained on or prior to the Closing Date or the failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect.

3.3 Enforceability. The Loan Documents to which each Company is a party, when executed and delivered to the Lender pursuant to the provisions of this Agreement, will constitute valid obligations of such Company which is a party thereto legally binding upon it and enforceable in accordance with their respective terms, except as enforceability of the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights.

3.4 Conflict with Other Instruments. The execution and delivery of, and performance under, the Loan Documents to which each Company is a party will not violate or contravene in any material respect any provision of any existing law or regulation or decree of any court or Governmental Authority having jurisdiction over any Company or any Subsidiary, or any properties or Organizational Documents (including the LLC Agreement) of any Company or any Subsidiary, or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which any Company or any Subsidiary is a party or will be a party by reason of the completion of the Transactions or which purports to be binding upon them or any of their respective properties or assets, and will not result in the creation or imposition of any Lien on or in any of their respective properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement (other than any Lien arising as a result of the Loan Documents).

3.5 Litigation. No actions, suits or proceedings before any court or Governmental Authority (whether or not purportedly on behalf of any Company or any Subsidiary) are pending or threatened with respect to any of the Transactions.

3.6 Title to Assets. Each Company and Subsidiary has good and marketable title in, fee to, or valid, enforceable leases of, all property owned, leased, or otherwise used by

such Company and Subsidiary, and good and marketable title to all of its other assets now carried on its books, or used by it, free of any Liens, except for those Permitted Encumbrances expressly permitted pursuant to **Section 7.2**.

3.7 Licenses; Intellectual Property. Each Company and any Subsidiary owns or has a valid right to use the patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights being used to conduct its business as now operated and as now contemplated to be operated (a complete list of which rights is attached hereto as **Schedule 3.7**); and the conduct of the business of each Company and Subsidiary as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights of others. No claim is pending or, to the best of each Company's knowledge, threatened to the effect that any such intellectual property owned or licensed by any Company or Subsidiary or which such Company or Subsidiary otherwise has the right to use, is invalid or unenforceable by such Company or any Subsidiary, as the case may be. No Company or Subsidiary has any obligation to compensate any Person for the use of any such patents or rights, and no Person has been granted any license or other rights to use in any manner any of the patents or rights of any Company or Subsidiary, whether requiring the payment of royalties or not.

3.8 Default. No Company nor any Subsidiary is in default in any material respect under any existing agreement to which it is a party.

3.9 Taxes. Each Company and Subsidiary (and any predecessor thereto or other Person responsible for the filing of tax returns on behalf of such Company or Subsidiary) has filed, or caused to be filed, all tax returns (including, without limitation, those relating to federal and state income taxes) required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books). No tax Liens have been filed against any of the assets of any Company or any Subsidiary, and no claims are being asserted with respect to such taxes.

3.10 Financial Condition; Capitalization.

(a) No Company nor any Subsidiary has conducted any business other than (i) the business contemplated by the Loan Documents, (ii) the entrance into and performance of its obligations under the Existing Loan Documents, (iii) the performance of the activities contemplated by the Borrower's ownership of the Athlete Fund Interest and the Parent's ownership of the Sport-BLX Shares, and (iv) the businesses previously conducted by the Borrower through GlassBridge Arrive Investor, LLC, GlassBridge Multi Strategy GP, LLC and GlassBridge Quant Strategy GP, LLC. No Company or any Subsidiary has any Debt other than Permitted Debt. All material assets of the Parent and Borrower are set forth on **Schedule 3.10(a)** and neither the Parent nor the Borrower is a party to nor bound by any material contract other than the Loan Documents.

(b) No Company or any Subsidiary has any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to any

Company, whether due or to become due) arising out of transactions entered into at or prior to the Closing Date, or any action or inaction at or prior to the Closing Date, or any state of facts existing at or prior to the Closing Date, other than as set forth on **Schedule 3.10(b)**.

(c) Each Company is Solvent and, after taking into account the completion of the Transactions, will be Solvent.

(d) After giving effect to the completion of the Transactions, the authorized and issued and outstanding capital of the Parent (including the type and class of each capital, and the number of shares, interests or units (as appropriate) that are issued and outstanding) is as set forth on **Schedule 3.10(d)**. All such Membership Interests of the Parent that are issued and outstanding are validly issued, fully paid and non-assessable and there are no options, calls, warrants, or any securities, rights or common stock equivalents outstanding, which are convertible into, exercisable for or relate to, any of the Membership Interests of the Parent.

(e) As of the Closing Date and after giving effect to the completion of the Transactions, the authorized and issued and outstanding capital of the Borrower (including the type and class of each capital, and the number of shares, interests or units (as appropriate) that are issued and outstanding) is as set forth on **Schedule 3.10(e)**, and all issued and outstanding Membership Interests of the Borrower is owned by the Parent. All Units that are issued and outstanding as of the Closing Date are validly issued, fully paid and nonassessable and there are no options, calls, warrants, or any other securities, rights or common stock equivalents outstanding, which are convertible into, exercisable for or relate to, any Units other than the Warrant.

3.11 Margin Stock. No Company or any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or to reduce or retire any Debt incurred for such purpose or to extend credit to others for such purpose.

3.12 Investment Company. No Company or any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

3.13 No Notices; No Violations. No Company or any Subsidiary has received any notice from any federal, state or local authority or any insurance or inspection body to the effect that any of its properties, facilities, equipment or business procedures or practices fail to comply with any Applicable Law, and the Companies and all Subsidiaries, and all such properties, facilities, equipment, procedures and practices, are in compliance, in all material respects, with all such Applicable Law.

3.14 Material Agreements. Except for those contracts, agreements and instruments set forth on **Schedule 3.14**, following completion of the Transactions and as of the Closing Date, no Company or any Subsidiary will be a party to any: (a) lease agreement concerning any real property or any personal property; or (b) contract, lease, agreement, plan, arrangement, obligation or commitment (i) evidencing Debt which will be outstanding after the Closing Date, other than Permitted Debt, (ii) relating to the subordination of any Debt, other than

as contemplated herein, (iii) under which any Company or any Subsidiary is obligated to pay any Management Fees or Management Compensation Payments, and as permitted hereunder, or (iv) that is reasonably likely to cause a Material Adverse Change. The Companies have heretofore made available to the Lender true, correct and complete copies of all contracts, agreements and instruments referred to in this **Schedule 3.14** (collectively, "**Material Agreements**"), which Material Agreements are valid and in full force and effect, and no material breach or default, or event which, with notice or lapse of time or both, would constitute any such material breach or default by any Company or any Subsidiary exists with respect thereto. No Company or any Subsidiary has received any notice of cancellation or non-renewal of any of the Material Agreements. The Material Agreements are sufficient to conduct the businesses of the Companies, and constitute all material contracts, agreements, leases, licenses and other commitments necessary for the conduct of the businesses of the Companies and their Subsidiaries as heretofore conducted and none of the Material Agreements nor any rights thereunder will be impaired by reason of the completion of the Transactions.

3.15 Transactions with Affiliates. Except as disclosed on **Schedule 3.15** or as otherwise permitted by **Section 5.11**, there are no loans, leases, royalty agreements or other agreements, arrangements or other transactions between (a) any Company or any Subsidiary and (i) any Affiliate of any Company which is either a customer or supplier of such Company, or (ii) any other Affiliate of any Company (including GlassBridge).

3.16 No Burdensome Agreements. No Company or any Subsidiary is a party to or bound by any agreement or instrument or subject to any limited liability company, corporate or other restriction the performance or observance of which now has or, as far as any Company can reasonably foresee, may have a Material Adverse Effect.

3.17 Broker's Commissions. No brokerage commission, investment banking fee or similar compensation is due or will become due to any Person by reason of the making of any of the credit facilities described herein or completion of any of the Transactions.

3.18 Securities Laws. The issuance of the Securities are all exempt from the registration and prospectus requirements of the Securities Act and of the Blue Sky Laws of any applicable state or states.

3.19 Foreign Assets Control Regulations; Anti-Money Laundering.

(a) Neither the issuance of the Secured Promissory Note by the Borrower, nor the purchase of the Secured Promissory Note by the Lender, nor the use of the proceeds thereof, shall cause the Lender to violate the U.S. Bank Secrecy Act, as amended, and any applicable regulations thereunder or any of the sanctions programs administered by the U.S. Department of the Treasury's Office of Foreign Assets Control ("**OFAC**") of the United States Department of Treasury, any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency and any enabling legislation or executive order relating thereto. Without limiting the foregoing, no Company or any Subsidiary (i) is a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg.

49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2, and (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

(b) Each Company and its Subsidiaries is in compliance, in all material respects, with the *Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001*. No part of the proceeds of the Secured Promissory Note shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

3.20 No Untrue Statement of Material Fact.

(a) Neither this Agreement, the Schedules hereto, the Loan Documents, nor any other documents delivered by the Companies to the Lender in connection herewith contains or will contain any untrue statement of material fact or omits or will omit to state a material fact required to be stated in order to make such statement, document, or other instrument not misleading in any material respect.

(b) To the knowledge of the Borrower after due inquiry, the Borrower has not provided to the Lender any information in the documents set forth on **Schedule 3.20(b)** in respect of the Loan Documents, which contains a material misstatement of fact or that omits to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, in each case when such information is taken as a whole; *provided*, that with respect to projected financial information (the "**Projections**"), the Borrower represents and warrants only that such information was prepared in good faith based upon estimates and assumptions that, in light of the Borrower being a start-up business and not having any operating history, were reasonable at the time the Projections were prepared and delivered to the Lender, it being understood that uncertainty is inherent in any forecasts or projects and the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections are likely to materially differ from such Projections. Nothing in this Section 3.20 shall be construed as a representation or covenant that the Projections in fact will be achieved.

(c) To each Company's knowledge, the Companies have disclosed to the Lender any and all facts that materially and adversely affect or may affect, the business, operations, or condition, financial or otherwise, of the Companies or their ability to timely perform the Obligations.

(d) Copies of all documents furnished by or on behalf of the Companies to the Lender are complete and accurate in all respects.

3.21 Continuing Effect. The representations and warranties made to the Lender herein, in the other Loan Documents and in any other document, certificate or statement executed or delivered to the Lender in connection with this Agreement, shall be true and correct in all material respects so long as any of the Obligations remain outstanding and unpaid, in

whole or in part, except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents.

3.22 **Schedules**. The Schedules referred to herein are an integral part of this Agreement and are incorporated herein by reference thereto.

SECTION 4. CONDITIONS OF CLOSING.

4.1 **Conditions Precedent**. As a condition precedent to the Lender's obligation to make the Loan contemplated hereunder, the following conditions shall all be satisfied on and as of the Closing Date:

(a) **Loan Documents**. The Companies shall have delivered or caused to be delivered to the Lender duly executed copies of each of the Loan Documents to which they are a party.

(b) **Companies' Authorizations; Companies' Organizational Documents**.

(i) Each Company shall have delivered to the Lender:

(A) a copy, certified by its Manager, Secretary, or General Partner, as appropriate, of the resolutions of its board of managers and/or board of directors, as appropriate, authorizing and approving the execution and delivery of and performance under this Agreement and the other Loan Documents to which it is a party, the borrowings provided for hereunder, and completion of the Transactions;

(B) true, correct, complete and certified (to the extent applicable) of its Organizational Documents (and, in the case of certified copies, certified on a date satisfactory to the Lender); and

(C) a good standing certificate with respect to such Company certified by the Secretary of State of the State of such Company's jurisdiction of formation and/or incorporation, as appropriate, issued on a date satisfactory to the Lender.

(ii) The managers and/or the officers, as appropriate of each Company shall have duly executed and delivered to the Lender certificates of incumbency, in form and substance satisfactory to the Lender.

(c) **Representations**. The representations and warranties contained in **Section 3** hereof shall be true and correct on and as of the Closing Date and no Event of Default or Default shall be in existence on the date of the making of the Loan described herein or shall occur as a result thereof.

(d) **No Material Adverse Change**. No Material Adverse Change in the Companies shall have occurred since January 1, 2020.

(e) **Lien Searches**. The Lender shall have received such secured transaction, real estate, judgment, tax, bankruptcy and docket searches with respect to the Companies and their predecessors in interest as they deem appropriate, which searches shall be satisfactory to the Lender.

(f) **Evidence of Insurance**. The Lender shall have received certificates or policies evidencing the insurance required to be in place as of the date hereof under **Section 5.6**.

(g) **Equity Documents; Warrant**.

(i) The Borrower shall have executed and delivered the Warrant to the Lender.

(ii) The LLC Agreement shall have been amended in a manner satisfactory to the Lender to provide to the Borrower, among other things, tag-along rights, pre-emptive rights, co-sale rights, and other rights in connection with the issuance of the Warrant.

(h) **Securities Law Compliance**. Parent shall have furnished the Lender with satisfactory evidence that the Parent has complied with all applicable state and federal securities laws, rules, and regulations in connection with the issuance of its Units (including the Warrant).

SECTION 5. AFFIRMATIVE COVENANTS.

The Companies covenant and agree that from and after the Closing Date and so long as any of the Obligations remain outstanding and unpaid, in whole or in part, the Companies will observe the following covenants, unless the Lender shall otherwise consent in writing:

5.1 Financial Statements; Other Information. The Companies will furnish, or cause to be furnished, to the Lender:

(a) **Annual Financial Statements**: as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, the audited balance sheet and related consolidated statements of income, operations and cash flows of the Borrower, as of the end of and for such year, setting forth in each case in comparative form of the figures for the previous fiscal year, all reported on by an independent public accountant of recognized national standing (in respect of all time periods subsequent to the year ending December 31, 2019, without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of income, operations and cash flows of the Borrower, in accordance with GAAP consistently applied;

(b) **Quarterly Financial Statements**: as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, unaudited consolidated statements of income, operations and cash flows of the Borrower, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in

the preceding fiscal year accompanied by a certificate of an authorized officer of the Borrower, which certificate shall state that such financial condition and results of income, operations and cash flows of the Borrower, were prepared in accordance with GAAP, consistently applied, as at the end of and for such period (subject to normal year-end audit adjustments). In addition, the Borrower shall monitor on a quarterly basis their compliance with respect to maintaining an exclusion from the status of an "investment company" required to be registered under the Investment Company Act, and shall provide to the Lender as soon as available and in any event within 15 days after the end of each quarterly fiscal period of each fiscal year, a compliance summary report with respect to compliance with the requirements for maintaining such exclusion under the Investment Company Act.

(c) **Tax Returns**: if required by the Lender, as soon as available and in any event within fifteen (15) days after the filing thereof (taking into account any extensions granted by the applicable taxing authority with respect thereto), copies of all federal and state tax returns of each Company (with schedules and exhibits thereto), together with copies of any request or application for an extension of time to file any such return (such copies of any request or application required to be provided within fifteen (15) days after the submission thereof to the appropriate taxing authority);

(d) **Account Statements; Other Information**: as soon as practicable (and in any event within 2 Business Days after the end of each of quarterly fiscal period of each fiscal year of the Borrower), copies of the statements of any deposit account and other bank accounts and any securities account of the Borrower; and, from time to time, such additional financial and other information as the Lender may reasonably request.

5.2 Liabilities. Each Company and its Subsidiaries will pay and discharge, at or before their maturity, all their respective obligations and liabilities (including, without limitation, tax liabilities and all employee wages as provided in the Fair Labor Standards Act, 29 U.S.C. §§206-207 and any successor statute), except those which may be contested in good faith, and maintain adequate reserves for any of the same in accordance with GAAP.

5.3 Notices. Each Company will promptly give notice in writing to the Lender of the occurrence of any of the following:

(a) the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof;

(b) any strike, lock-out, boycott or any other labor trouble involving any Company or Subsidiary, which could reasonably be expected to have a Material Adverse Effect;

(c) the commencement of any litigation, proceeding or dispute affecting any Company or Subsidiary, or any dispute between any Company or Subsidiary, and any Person, which litigation, proceeding or dispute, if resolved other than in the favor of such Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect;

(d) any claim for indemnification made by or on behalf of or against the Borrower, together with a reasonably detailed description thereof;

(e) at least ten (10) days' prior written notice of any Future Subsidiary and the circumstances giving rise thereto;

(f) the taking of any action by the Board, the Parent's members or any board of managers and/or directors of the Borrower in consideration of or approving a transaction or series of transactions that would constitute a Liquidity Event upon completion thereof;

(g) any Material Adverse Change; or

(h) any changes in the personnel holding executive management positions with the Parent or the Borrower as at the Closing Date, including but not limited to, the President and Chief Financial Officer.

5.4 Law/Other Compliance.

(a) Each Company, and its Subsidiaries, shall comply, and cause all properties, assets, and operations owned or used by such Company and its Subsidiaries to comply, with (i) all applicable federal, state, local and other environmental, zoning, occupational safety, health, employment, discrimination, labor and other laws and regulations, (ii) the provisions and requirements of all franchises, licenses, permits and certificates of compliance and approvals issued by regulatory authorities and with other like grants of authority held by the Companies and their Subsidiaries in connection with its business, (iii) all Material Agreements and any other agreements that are entered into that are material to such Company, and (iv) all applicable material decrees, orders and judgments.

(b) The Borrower shall not (x) take any action or (y) fail to take any action within its control, that causes the Athlete Fund to fail to comply with (i) all laws and regulations applicable to the Borrower and the Athlete Fund (including compliance with the Securities Act, the Investment Company Act, the Investment Advisers Act of 1940, as amended, the applicable rules of the Commodity Futures Trading Commission and the National Futures Association, and the safe harbor from registration as a broker-dealer for associated persons of a private fund under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended) and (ii) all permits applicable to the Borrower and the Athlete Fund (including, if required, the appropriate notice of exemption from registration as a commodity pool operator with the National Futures Association). The Borrower shall not (x) take any action or (y) fail to take any action within its control, that causes the Athlete Fund to fail to obtain and maintain any permit reasonably necessary for the swap transactions to which the Athlete Fund is a party.

(c) Each Company shall promptly notify the Lender in reasonable detail once it is aware of any failure by any Company or its Subsidiaries to comply with or perform or any material breach or material violation by any Company or its Subsidiaries in respect of any of the matters compliance with which is required under **Section 5.4(a) or 5.4(b)**.

5.5 Limited Liability Company Existence; Change in Locations; After-Acquired Assets. Each Company will notify the Lender at least thirty (30) days before any change of its name or the name of any Subsidiary and will maintain, and cause each Subsidiary, if any, to maintain:

(a) its limited liability company existence and its qualification to do business where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(b) all licenses, permits and other authorizations necessary for the ownership and operation of its properties and businesses; and

(c) its assets and properties in good repair, working order and condition, normal wear and tear excepted, and to make all necessary or appropriate repairs, renewals, replacements and substitutions, so that the value and efficiency of all such assets and properties shall at all times be properly preserved and maintained, normal wear and tear excepted.

5.6 Insurance. Each Company and Subsidiary shall carry at all times, in coverage, form and amount satisfactory to the Lender, hazard insurance (with fire, extended and vandalism and malicious mischief coverage and coverage against such other hazards as are customarily insured against by companies in the same or similar business), commercial general liability insurance, worker's compensation insurance, comprehensive automobile liability insurance, business interruption insurance, and such other insurance as the Lender may from time to time reasonably require, and pay all premiums on the policies for such insurance when and as they become due and do all other things necessary to maintain such policies in full force and effect. Each Company shall from time to time, upon request by the Lender, promptly furnish or cause to be furnished to the Lender evidence, in form and substance satisfactory to the Lender, of the maintenance of all insurance required to be maintained by this **Section 5.6** including, but not limited to, such originals or copies, as the Lender may request, of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments. All insurance maintained by each Company and Subsidiary provide that the Lender shall be notified thirty (30) days prior to any termination, cancellation or material change in any such insurance, all of which shall be set forth in an insurance certificate satisfactory, in form and substance, to the Lender.

5.7 Books and Records. Each Company will maintain, and will cause each Subsidiary to maintain, accurate and complete records and books of account with respect to all its operations (including, in the case of the Borrower, accurate and complete records and books of account with respect to the operations of the Athlete Fund), and will permit, and will cause each Subsidiary to permit, officers or representatives of the Lender to examine and make excerpts from such books and records and upon reasonable notice (unless an Event of Default has occurred and is continuing, in which case no such notice shall be required) to visit and inspect its properties, both real and personal, at all reasonable times.

5.8 Location of Business. The Companies will notify the Lender in writing at least thirty (30) days prior to any change in the location of any place of business of any Company or Subsidiary, whether the establishment of a new place of business or the discontinuance of a present place of business.

5.9 Joinder by Future Subsidiaries. The Companies covenant and agree to cause any future Subsidiary of the Borrower (a "**Future Subsidiary**") to execute and deliver and become a party to this Agreement and other Loan Documents (by joinder hereto and thereto)

immediately upon formation or acquisition thereof (as appropriate) and, upon the execution and delivery of such joinder, (i) such Subsidiary shall be jointly and severally liable, with the Companies for the Obligations as if such Subsidiary was an original Company hereunder and (ii) such Subsidiary shall become a co-maker under the Secured Promissory Note. Nothing contained in this **Section 5.9** shall permit any Company to form a Subsidiary unless otherwise permitted under this Agreement.

5.10 Board Observation Rights; Frequency of Board Meetings.

(a) The Lender shall have the right to designate and appoint one (1) representative to attend all special and regular meetings of the Board of the Parent and the Borrower solely for the purpose of observing the proceedings thereof (the "**Observation Right**"). In furtherance of the Observation Right, (i) Parent and the Borrower shall give the Lender not less than the same prior notice of the time and place of all meetings of a Board (or any committee thereof) as is given to such Board members (or such committee members, as appropriate); provided, however, notwithstanding the foregoing, (i) in no event shall the Lender receive less than (A) ten (10) days' advance written notice of regular Board meetings, and (B) the advance written notice of special Board meetings that the Parent is required to deliver to its members under and pursuant to the LLC Agreement, and (ii) Parent and the Borrower shall furnish the Lender with all materials (including any distribution of unsigned unanimous written consents for execution) furnished to a Board at the same time it provides such materials to such Board and shall promptly furnish the Lender with copies of the minutes of all meetings of a Board and copies of all unanimous consents in writing adopted by the members of a Board. Any individual designated and appointed to participate as an observer pursuant to an Observation Right may, at any time and from time to time, be removed with or without cause, by (and only by) the Lender and replaced by another designee and appointee of the Lender by (and only by) the Lender by written notice to the Borrower and a Board.

(b) All confidential materials and information furnished by any Company to the Lender and its designated representative in connection with the Observation Right shall be marked as "confidential"; and then any such information (except publicly available information which is in the public domain other than as a result of a breach of this provision by the Lender or any of its Related Parties) will be kept in strict confidence by the Lender and its Related Parties.

(c) Borrower will duly call and hold meetings of the Board (and its executive, audit and compensation committees, if applicable) not less frequently than quarterly during each Fiscal Year.

(d) The Lender shall also have an Observation Right for and with respect to meetings of the board of directors (or any committee thereof) of any Subsidiary of any Company, on the same terms and conditions as are otherwise set forth in **Sections 5.10(a)** through **5.10(c)**, as if such provisions were set forth in their entirety in this **Section 5.10(d)**.

5.11 Preemptive Rights; Additional Debt.

(a) The Lender shall have those rights to participate in the future sale of Units on the terms and subject to the conditions set forth in Section 3.2 of the LLC Agreement (as in

effect on the date hereof and as may be amended from time to time in the manner permitted thereby and hereby), the provisions of which are incorporated herein by reference thereto as if fully set forth herein.

(b) The Companies shall obtain the prior written consent of the Lender prior to incurring Debt for borrowed money or issuing any Debt securities (other than Permitted Debt) while any of the Obligations are outstanding.

5.12 Reservation of Units. On or prior to the Closing Date, the Borrower will, and the Parent will cause the Borrower to, to the extent applicable, reserve and thereafter keep reserved, at all times sufficient Class A Units of the Borrower for issuance to Lender upon exercise of the Warrant, which reserved Class A Units, when issued and delivered upon exercise of the Warrant, shall be validly issued, fully-paid, non-assessable and free and clear of Liens.

5.13 Communication with Accounting Firm. Each Company authorizes the Lender to communicate directly with the Accounting Firm and authorizes and shall instruct the Accounting Firm to disclose and make available to the Lender any and all financial statements and other supporting financial documents, schedules and information relating to any Company with respect to the business, financial condition and other affairs of any Company.

SECTION 6. NEGATIVE COVENANTS.

The Companies covenant and agree that from and after the Closing Date and so long as any of the Obligations remain outstanding and unpaid, in whole or in part, the Companies will observe the following covenants unless the Lender shall otherwise consent in writing:

6.1 Debt. Each Company will not, nor will it permit any Subsidiary to, create, incur, assume or suffer or permit to exist any Debt, including indebtedness for borrowed money or any indebtedness constituting the deferred portion of the purchase price of any property, except:

(a) any Obligations, whether evidenced by the Secured Promissory Note or any other instruments; and

(b) Debt to suppliers and other trade creditors incurred in the ordinary course of business by such Company and its Subsidiaries and not exceeding $500,000 to any trade creditor in the aggregate.

6.2 Liens.

(a) Each Company will not, nor will it permit any Subsidiary to, create, assume, or suffer to exist, any Lien of any kind upon any of its assets, whether now owned or hereafter acquired, except:

(i) Liens for taxes not yet payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of such Company or Subsidiary;

(ii) mechanics', materialmen's, warehousemen's, carriers' or other like Liens arising in the ordinary course of business of such Company or any Subsidiary, arising with respect to obligations which are not overdue for a period longer than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of such Company or any Subsidiary;

(iii) deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature or given in the ordinary course of business by such Company or any Subsidiary; and

(iv) other encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which, in the aggregate, do not materially detract from the value of the business, properties or assets of such Company or any Subsidiary.

(b) Each Company shall not, nor shall it permit any Subsidiary to, agree or covenant with or promise any Person, other than the Lender, that it will not pledge its assets or properties or otherwise grant any Liens on any of its property, real or personal, whether now owned or hereafter acquired nor pledge, or permit to be pledged, any equity interest in any Company.

6.3 Investments; Permitted Investments. Each Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investment (by way of Transfer of property, contribution to capital, purchase of stock, securities, partnership or other ownership interests or evidence of indebtedness, acquisition of the business or assets or otherwise) in, or make or suffer to exist any advances or loans to, any Person, except that:

(a) such Company and its Subsidiaries, if any, may extend trade credit under usual and customary arm's length terms in the ordinary course of business;

(b) Investments (including equity securities and debt obligations) of the Companies and their Subsidiaries received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

(c) such Company and its Subsidiaries may make Permitted Investments.

6.4 Restricted Payments; Acquisition or Issuance of Securities. Each Company will not, nor will it cause or permit any Subsidiary to, declare or pay any Restricted Payment (whether in cash or in property) and no Company or any Subsidiary shall issue any Capital Stock, warrants, rights, or other securities to any Person (or permit any Subsidiary to do so) except as follows:

(a) the Warrant Units may be issued by the Borrower to the Lender upon exercise of the Warrant;

(b) the Borrower may make distributions to the Lender pursuant to the Warrant;

(c) the Borrower may issue Units for the purpose of raising additional equity capital that is required for the Companies' business in an arm's length transaction to a third party that is not a Related Party so long as (i) the issuance is approved by the Board, (ii) the issuance is dilutive on a proportionate basis to other holders of Units (determined on an as-converted or as-exercised, as appropriate, basis) and (iii) the issuance does not give rise to a Change of Control; and

(d) the Borrower may make Tax Distributions to Parent (and so long as Parent is a partnership or disregarded entity for federal income tax purposes, Parent may make distributions of such Tax Distributions to its members) so long as no Default or Event of Default has occurred or would be caused thereby.

6.5 Mergers, Consolidations; Amendment of Organizational Documents. Each Company agrees that it will not, nor will it permit any Subsidiary to, (i) enter into any transaction of merger, consolidation, share exchange, reorganization or similar transaction, (ii) complete a public offering, or (iii) modify, amend, restate, or supplement any Organizational Document of any Company or Subsidiary.

6.6 Disposition of Assets. Each Company agrees that it will not, nor will it permit any Subsidiary to, liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, pledge, or otherwise transfer or dispose of any part of its properties, assets or business other than (i) dispositions of used, obsolete, surplus or worn out property, (ii) dispositions in the ordinary course of business, or (iii) when the proceeds of such disposition are reasonably and promptly applied to the acquisition of a replacement.

6.7 Board Fees. Each Company will not, nor will it permit any Subsidiary to, pay fees to members of the Board (or similar governing body), except that an outside independent director may receive fees; provided that (i) none of the members on the Board as of the Closing Date nor (ii) any employees or independent contractors of any Company or their respective Affiliates shall be considered outside independent directors for purposes of this **Section 6.7**.

6.8 Guaranty Obligations. Each Company agrees that it will not, nor will it permit any Subsidiary to, become or remain liable, directly or indirectly, in connection with Guaranty Obligations, except that the Companies and any Subsidiary may endorse negotiable instruments for collection in the ordinary course of their respective businesses.

6.9 Sales and Lease-Backs. Each Company agrees that it will not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person, whereby such Company or any Subsidiary shall Transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Company or such Subsidiary intends to use for substantially the same purpose or purposes as the property being transferred.

6.10 Continuance of Business.

(a) Each Company agrees that it will not, nor will it permit any Subsidiary to, engage in any line of business other than those in which such Company was actively engaged immediately prior to the Closing Date.

(b) Parent agrees that it will not engage in any line of business other than to serve as a holding company for the ownership interests of the Borrower and the Sport-BLX Shares. Parent shall not take any action or fail to take any action within its control that would reasonably be likely to reduce the value or marketability of the Sport-BLX Shares.

(c) The Borrower shall not Transfer the Athlete Fund GP Interest or any of its rights in such interest to any Person, other than: (i) to the Lender pursuant to the Pledge Agreement, or (ii) to a third party, but only upon the prepayment in full of the Loan, except, in each case, with the Lender's prior written consent. The Borrower shall not (x) take any action or (y) fail to take any action within its control that causes the Athlete Fund to take any actions or fail to take any action that will be reasonably likely materially to reduce the value or marketability of the Athlete Fund GP Interest.

6.11 Voluntary Prepayments; Modification of Debt Instruments; Management Agreements. Each Company agrees that it will not, nor will it permit any Subsidiary to, (i) prepay, purchase, redeem or otherwise acquire for value prior to the stated maturity thereof all or any part of any Debt of such Company or any Subsidiary, if any, for borrowed money, (ii) amend, modify or supplement in any way, or request any waiver of the provisions of, (A) any instrument providing for or evidencing any Debt of such Company or any of its Subsidiaries, if any, for borrowed money or constituting the deferred purchase price of property or assets, (B) the LLC Agreement, or (C) any employment, non-competition, or other agreement relating or pertaining to the management of the Companies or (iii) enter into any agreement under which it is responsible for the payment of Management Fees.

6.12 Transactions with Affiliates. Except as expressly permitted by this Agreement, each Company agrees that it will not, nor will it permit any Subsidiary to, directly or indirectly:

(a) make any Investment in, or loan or advance to, an Affiliate of such Company, other than Permitted Investments;

(b) Transfer any assets to an Affiliate of such Company;

(c) merge into or consolidate with or purchase or acquire assets from an Affiliate of such Company; or

(d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, any guarantees or assumptions of obligations of an Affiliate) of such Company except that, so long as no Default or Event of Default exists or would result therefrom, any Company may enter into a transaction directly or indirectly with another Company;

provided that the Companies and any Subsidiary may enter into any transaction with an Affiliate of the Companies for the leasing of property, the rendering or receipt of services or the purchase or sale of assets in the ordinary course of business for a consideration which is substantially as advantageous to the Companies or such Subsidiary as the consideration which it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

6.13 Fiscal Year; Auditors. Each Company agrees that it will not, nor will it permit any Subsidiary to, change its Fiscal Year or its auditors without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

6.14 OFAC.

(a) Each Company agrees that it will not, nor will it permit any Subsidiary to, (i) become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2, or (iii) otherwise become a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

(b) Each Company agrees that it will not, nor will it permit any Subsidiary to, issue or agree to issue to any Person twenty percent (20%) or more of the direct or indirect interests in such Company or Subsidiary, unless, in each case, the Companies shall deliver customary OFAC and KYC searches reasonably acceptable to the Lender with respect to such Person and its Affiliates as the Lender may reasonably require with the results thereof reasonably satisfactory to Lender.

6.15 Management Fees and Management Compensation Payments. Unless and until each year's applicable annual principal and accrued interest payment shall have been paid in full to the Lender on or before the applicable Principal and Interest Payment Date, neither the Borrower nor any Subsidiary shall, during such year, make or accrue any payment in respect of (i) any Management Fees or (ii) Management Compensation Payments in excess of $500,000, unless, in each case, the Lender shall have consented in advance in writing; *provided, that,* notwithstanding the foregoing, the Borrower may make Permitted Management Payments at any time without consent of the Lender. The parties hereto further acknowledge that any and all Management Fees and Management Compensation Payments are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects to the payment of the Obligations and the Liens securing the Obligations, and the Companies agree that any Management Fees or Management Compensation Payments made from and after a Default or Event of Default shall be deemed a payment received in trust for Lender's benefit and shall be paid to Lender upon request. At the request of the Lender, the Companies covenant and agree to cause any recipient of Management Fees or Management Compensation Payments to acknowledge, recognize and agree to the restrictions contained in the immediately preceding sentence of this **Section 6.15**.

SECTION 7. EVENTS OF DEFAULT, REMEDIES.

7.1 Events of Default. The following shall constitute "**Events of Default**:"

(a) **Non-Payment**. (i) Failure by the Borrower to pay the principal of or accrued interest on any Secured Promissory Note or any other instrument evidencing any Obligation by the date such amount becomes due, or (ii) failure of the Companies or any Subsidiary to pay any other amount payable to the Lender, whether under this Agreement, any other Loan Document or otherwise, within three (3) Business Days after such amount becomes due.

(b) **Falsity of Representations and Warranties**. Any representation or warranty made by the Companies or any Subsidiary in this Agreement or in any other Loan Document or in any certificate, financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall be false or misleading in any material respect.

(c) **Failure to Perform Certain Covenants**. Failure by the Companies or any Subsidiary to observe or perform any other covenants, conditions or provisions contained in this Agreement or in any other Loan Document, provided that, except with respect to a violation of the covenants contained in **Sections 5.9** (Joinders), **5.10** (Board Observation Rights), **5.11** (Preemptive Rights), **6.1** (Debt.), **6.2** (Liens), **6.4** (Restricted Payments; Acquisition or Issuance of Securities), **6.5** (Mergers, Consolidations; Amendment of Organizational Documents), **6.6** (Disposition of Assets), **6.11** (Voluntary Prepayments; Modification of Debt Instruments; Management Agreements), **6.14** (OFAC), such failure shall continue for a period of thirty (30) days after the earlier of (i) written notice thereof from the Lender to the Companies, or (ii) the date on which any officer or manager of any Company knew, or should reasonably have known, of such failure.

(d) **Default Under Other Obligations**. Any Company or any Subsidiary:

(i) defaults in any payment of principal of or interest on any material obligations for borrowed money (other than under the Secured Promissory Note) or for the deferred purchase price of property beyond any period of grace provided with respect thereto; or

(ii) defaults in the performance of any other agreement, term or condition contained in any such material obligation or in any agreement relating thereto beyond any period of grace provided with respect thereto,

if the effect of such default is to cause, or to permit the holder or holders of such material obligation (or a trustee on behalf of such holder or holders) to then cause, such material obligation to become due prior to its stated maturity. As used herein, "material obligation" means any obligation of any Company or Subsidiary in excess of Fifty Thousand Dollars ($50,000.00).

(e) **Voluntary Bankruptcy, Etc**. The commencement by any Company or any Subsidiary of a voluntary case under the Bankruptcy Code, as now constituted or hereafter

amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Company or any Subsidiary or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of any Company or any Subsidiary generally to pay its debts as such debts become due, or the taking of any limited liability company action by or corporate action, as appropriate, by any Company or any Subsidiary in furtherance of any of the foregoing.

(f) **Involuntary Bankruptcy, Etc**. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of any Company or any Subsidiary in an involuntary case under the Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any Company or any Subsidiary or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days.

(g) **ERISA**.

(i) (A)(1) Any Employee Pension Plan is terminated within the meaning of Title IV of ERISA, or (2) a trustee is appointed by the appropriate United States District Court to administer any Employee Pension Plan, or (3) the PBGC institutes proceedings to terminate any Employee Pension Plan, or (4) any Reportable Event occurs which the Lender determine in good faith indicates a substantial likelihood that an event described in (1), (2), or (3) above will occur, or (5) any Company or any of its Controlled Group Members incur any Withdrawal Liability with respect to any Multiemployer Plan or (6) any Multiemployer Plan enter Reorganization, and (B) with respect to events described in (1)-(4) above, only, the benefit commitments (within the meaning of ERISA §4001(a)(16)), exceed the market value of the assets in the fund under the Employee Pension Plan by, five percent (5%) or more of such Company's or its Controlled Group Members' tangible net worth;

(ii) there occurs any Accumulated Funding Deficiency with respect to any Employee Pension Plan and any Company or any of its Controlled Group Members fails to correct such Accumulated Funding Deficiency prior to the end of the taxable period within the meaning of Code §4971(c)(3); or

(iii) any Employee Pension Plan loses its tax-qualified status.

(h) **Default Under Other Documents**. An "**Event of Default**" or similar event shall have occurred and be continuing under any other Loan Document in which the principal amount under such Loan Document is in excess of Fifty Thousand Dollars ($50,000.00) (inclusive of any amounts that may triggered as a result of cross-default provisions) or (ii) a material default or breach by any Company or any Subsidiary in the performance of any agreement, term or condition contained in any other Loan Document shall have occurred and be continuing under such other Loan Document.

(i) **Unenforceability**. (i) Any material provision of any of the Loan Documents shall at any time for any reason cease to be a valid and binding obligation of any Company or Subsidiary which is a party thereto, or shall be declared to be null and void or (ii) the validity or enforceability thereof shall be contested by any Company or Subsidiary or any Governmental Authority, or any such Company or Subsidiary shall deny that it has any further liability or obligation under any Loan Document to which it is a party.

(j) **Judgments**. Any judgments are entered against any Company in an aggregate amount exceeding Fifty Thousand Dollars ($50,000) in any fiscal year or in such lesser amount as could reasonably be expected to have a Material Adverse Effect, that are not covered by insurance and all such judgments shall not have been satisfied, stayed or bonded pending appeal within thirty (30) days from the entry thereof, provided that all rights of execution on any attachment or judgment lien or other action by such judgment creditor against any Company and/or its Subsidiaries, as appropriate, have been discharged or stayed.

(k) **Criminal and Related Violations**. The indictment of any Company or Subsidiary under any criminal statute of criminal or civil proceedings against any Company or Subsidiary pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any material property of any Company or Subsidiary.

(l) **Investment Company Act**. The Borrower is required to register or shall become an "investment company" subject to registration under the Investment Company Act.

(m) **Liquidity Event**. The occurrence of a Liquidity Event.

(n) **Material Adverse Change**. The occurrence of a Material Adverse Change.

7.2 Acceleration.

(a) Upon the occurrence of a Non-Bankruptcy Event of Default, the Lender may, by written notice to the Borrower, declare the Secured Promissory Note, and all other instruments evidencing the Obligations to be due and payable, whereupon the principal amount of the Secured Promissory Note and all outstanding Obligations, together with accrued interest thereon and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of a Bankruptcy Event of Default, the Secured Promissory Note and all instruments evidencing the Obligations shall automatically and immediately become due and payable, in all cases without any action on the part of the Lender.

7.3 Right of Setoff. Upon the occurrence of a Default or an Event of Default, the Lender shall have the right, in addition to all other rights and remedies available to them, to set off against the unpaid balance of the Obligations, any debt owing to any Company by the Lender.

7.4 No Marshalling, Etc., Required. If an Event of Default shall have occurred and be continuing, the Lender shall not be required to marshal any present or future security for, or guarantees of, the Obligations or to resort to any such security or guarantee in any particular order and the Companies waive, to the fullest extent that they lawfully can, any right they might have to require the Lender to pursue any particular remedy before proceeding against them.

7.5 Remedies Cumulative. The Lender may exercise any of their rights and remedies set forth in this Agreement and the other Loan Documents. The remedies of the Lender shall be cumulative and concurrent, and may be pursued singly, successively, or together, at their sole discretion, and may be exercised as often as the occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

7.6 Annulment of Defaults. **Section 7.1** is subject to the condition that, if at any time after the principal of the Secured Promissory Note or any other Obligations and liabilities of the Companies to the Lender under any other Loan Document shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any portion thereof, shall have been entered, then and in every such case the Lender may, by written instrument signed by the Lender and filed with the Companies, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

7.7 Right to Cause a Liquidity Event. In addition to the foregoing rights and remedies, in the event that an Event of Default has occurred under **Section 7.1(a)(i)** or **Section 7.1(a)(ii)** which is not cured within one hundred eighty (180) days and in addition to all other rights and remedies available to the Lender as a result thereof, the Companies shall use commercially reasonable efforts to take, or cause to be taken, any and all action necessary to cause a Liquidity Event to occur as soon as possible thereafter, but in any event within one hundred eighty (180) days, which would result in the payment and satisfaction in full of the Obligations.

7.8 Distribution of Proceeds. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Lender receives any monies with respect to the amounts due hereunder, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under the Secured Promissory Note and the Warrant or relating to the Secured Promissory Note and the Warrant under this Agreement or any of the other Loan Documents;

(b) Second, to all other Obligations in such order or preference as the Lender may determine; and

(c) Third, the excess, if any, shall be returned to the Companies or to such other Persons as are entitled thereto.

SECTION 8. MISCELLANEOUS.

8.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude or require any other or further exercise thereof or the exercise of any other right, power or privilege. The Lender shall not be deemed, by any act of omission or commission, to have waived any of their rights or remedies hereunder (or any other provision hereof) unless such waiver is in writing and signed by the Lender, and then only to the extent specifically set forth in writing. A waiver with respect to one event shall not be construed as continuing or as a bar to or a waiver of any right or remedy with respect to a subsequent event. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

8.2 Notices. All notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via email to the email address set forth below, (iii) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, post prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may hereafter specify by written notice to the other party hereof:

The Companies:	Adara Asset Management, LLC GEH SPORT, LLC 6 East 69th St. New York, NY 10021 Attention: George Hall
with a copy to:	Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 E-mail: mleeds@mayerbrown.com Attention: Mark H. Leeds, Esq.
Lender:	ORIX PTP Holdings, LLC 1717 Main Street, Suite 1100 Dallas, Texas 75201 E-mail: Benjamin.Price@orix.com Attention: Benjamin Price, Assistant General Counsel
	ORIX Corporation USA 280 Park Avenue New York, NY 10017 E-mail: Gregory.Raykher@orix.com

Attention: Gregory Raykher

ORIX Corporation USA
280 Park Avenue
New York, NY 10017
E-mail: Neil.Winward@orix.com
Attention: Neil Winward

with a copy to: Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019
E-mail: sheldon.nussbaum@nortonrosefulbright.com
Attention: Sheldon G. Nussbaum

8.3 Payment of Expenses and Taxes. The Companies agree to pay, and to save the Lender harmless from any delay in paying, stamp and other similar taxes, if any, including, without limitation, all levies, impositions, duties, charges or withholdings, together with any penalties, fines or interest thereon or other additions thereto, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement and the Loan Documents or any modification of any thereof or any waiver or consent under or in respect of any thereof.

8.4 Survival of Representations and Warranties. All representations, warranties, covenants and agreements made in this Agreement and all other Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan hereunder. The provisions of **Sections 8.3**, **8.8**, **8.9** and **8.10** hereof shall survive payment of the Obligations.

8.5 Binding Effect; Assignment. This Agreement, the Secured Promissory Note and the other Loan Documents shall inure to the benefit of the Companies, the Lender and all future holders of the Secured Promissory Note and each of their respective successors and assigns. This Agreement, the Secured Promissory Note and the other Loan Documents shall be binding upon the Companies, the Lender and all future holders of any Secured Promissory Note and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of the Lender. No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Company. Nothing contained in any Loan Document shall be construed as a delegation to the Lender of any other Person's duty of performance. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, EACH COMPANY ACKNOWLEDGES AND AGREES THAT LENDER AT ANY TIME AND FROM TIME TO TIME MAY (SUBJECT TO THE LIMITATIONS ON, AND REQUIREMENTS FOR, THE ASSIGNMENT OR TRANSFER OF THE SECURED PROMISSORY NOTE CONTAINED HEREIN OR THEREIN) SELL, ASSIGN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THE SECURED PROMISSORY NOTE, OR OTHER LOAN DOCUMENT TO OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, AN "**ADDITIONAL LENDER**") AND GRANT PARTICIPATING INTERESTS IN ALL OR

ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THE SECURED PROMISSORY NOTE OR OTHER LOAN DOCUMENT TO OTHER PERSONS (EACH SUCH PERSON, A "**PARTICIPANT**"). Each Additional Lender shall (i) be subject to the approval of the Borrower (which approval shall not be unreasonably withheld), provided that no such approval shall be required if (y) a Default or Event of Default has occurred or (z) the Additional Lender is an Affiliate of the Lender, and (ii) have all of the rights and benefits with respect to the Secured Promissory Note and/or the other Loan Documents held by it as fully as if the original holder thereof and shall become a party to this Agreement by signing a counterpart of this Agreement or a joinder or similar agreement. Each Participant shall have only the rights granted to it by the Lender granting its participating interest; provided, however, that (i) the Lender's obligations under this Agreement shall remain unchanged; (ii) the Lender shall remain solely responsible to the Companies for the performance of such obligations; and (iii) the Companies shall, unless otherwise notified in writing, continue to deal solely and directly with the Lender in connection with the Lender's rights, interests and obligations under this Agreement, the Secured Promissory Note and the other Loan Documents and the Lender shall retain the sole right to enforce this Agreement. Notwithstanding anything to the contrary in the Secured Promissory Note or other Loan Document, the Companies shall not be obligated to pay under this Agreement or any Secured Promissory Note to any Additional Lender or any Participant any sum in excess of the sum which the Companies would have been otherwise obligated to pay under this Agreement had such transfer or participation not been effected. Notwithstanding any other provision of any Loan Document, the Lender may disclose to any Additional Lender or Participant all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document, subject to the confidentiality obligations to which the Additional Lender and Participant may become subject under **Section 5.10(b)**. The Lender shall also have the right to transfer and assign all or any portion of the Warrant to an Additional Lender or other Person subject, however, to the provisions of the LLC Agreement and this Agreement.

8.6 Construction. This Agreement, all Loan Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with, the domestic internal laws of the State of New York without regard to its rules pertaining to conflict of laws. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7 Severability. Any provision contained in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8 Indemnity.

(a) The Companies hereby agree, whether or not any of the Transactions shall be consummated, to pay, assume liability for, and indemnify, protect, defend, save and keep harmless the Lender (and its directors, officers, employees, shareholders, agents, successors, assigns and Affiliates, the "**Lender Indemnitees**") from and against, any and all liabilities,

obligations, losses, damages, settlements, claims, actions, suits, fines, penalties, costs and expenses (including, but not limited to, reasonable and documented legal fees and expenses) of whatsoever kind and nature, including, but not limited to claims based upon negligence, strict or absolute liability, liability in tort, latent and other defects (whether or not discoverable), and any claim for patent, trademark or copyright infringement which may from time to time be imposed on, incurred by or asserted against the Lender (whether or not any such claim is also indemnified or insured against by any other Person) in any way relating to or resulting from this Agreement, or any Loan Document, or any of the Transactions, provided that no Lender Indemnitee shall have the right to be indemnified under this **Section 8.8** for (i) any liability resulting from the willful misconduct or gross negligence of such Lender Indemnitee or (ii) an assertion by a taxing authority that the Warrant should be treated as an equity interest in any of the Companies (the costs of which shall be borne solely by the Lender Indemnitees). In the event that the foregoing indemnity is unavailable or insufficient to hold the Lender Indemnitee harmless, then the Companies shall (i) contribute to amounts paid or payable by such Lender Indemnitee in respect of such Lender Indemnitee's losses in such proportions as appropriately reflect the relative benefits received by and fault of, the respective Companies, on the one hand, and such Lender Indemnitee, on the other, in connection with the matters as to which such losses relate and other equitable considerations, but in no event less than the maximum contribution amount permitted by law and (ii) in connection with the exercise of any Observation Right, provide to the representative of the Lender who is serving as an observer or other Lender Indemnitee all rights under and benefits of the indemnification provisions of the Organizational Documents of the Companies.

(b) The provisions of this **Section 8.8** shall survive the payoff, release, foreclosure or other disposition, as applicable, of this Agreement and the Obligations.

8.9 Waiver of Trial by Jury; Jurisdiction.

(a) Each party to this Agreement agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this Agreement or any other Loan Document or which in any way relates, directly or indirectly, to the Loan Documents or any event, transaction, or occurrence arising out of or in any way connection with the Loan Documents, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. EACH COMPANY ACKNOWLEDGES AND AGREES THAT THIS **SECTION 8.9** IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AMONG THE PARTIES AND THAT THE LENDER WOULD NOT COMPLETE THE TRANSACTIONS IF THIS WAIVER OF JURY TRIAL SECTION WERE NOT A PART OF THIS AGREEMENT.

(b) For the purpose of any suit, action or proceeding arising out of or relating to this Agreement and the Loan Documents, each Company hereby irrevocably consents and submits to the jurisdiction and venue of the courts for the Southern District of New York sitting in the Borough of Manhattan (or, if such courts lack subject matter jurisdiction, the courts of the State of New York sitting in the Borough of Manhattan). Each Company irrevocably waives any objection which it may now or hereinafter have to the laying of the venue of any suit, action or

proceeding brought in such court and any claim that such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentence shall be deemed in every respect effective and valid personal service of process upon the Companies. The provisions of this **Section 8.9(b)** shall not limit or otherwise affect the right of the Lender to institute and conduct action in any other appropriate manner, jurisdiction or court.

8.10 Waiver of Automatic or Supplemental Stay. In the event that a petition for relief under any chapter of the Bankruptcy Code is filed by or against any Company, each Company promises and covenants that it shall not seek a supplemental stay pursuant to Bankruptcy Code §§ 105 or 362 or any other relief pursuant to Bankruptcy Code §105 or any other provision of the Bankruptcy Code, whether injunctive or otherwise, that would stay, interdict, condition, reduce or inhibit the Lender's ability to enforce any rights it has, at law or in equity, to collect the Obligations from any Person other than such Company, as the case may be.

8.11 Actions Against Lender; Release.

(a) Any action brought by the Companies or any Subsidiary against the Lender which is based, directly or indirectly, on this Agreement or any other Loan Document or any matter in or related to this Agreement or any other Loan Document, including but not limited to the making of the Loan or the administration or collection thereof, shall be brought only in the courts of the State of New York. The Companies may not file a counterclaim against the Lender in a suit brought by the Lender against the Companies in a state other than the State of New York unless under the rules of procedure of the court in which the Lender brought the action the counterclaim is mandatory and will be considered waived unless filed as a counterclaim in the action instituted by the Lender.

(b) Upon full payment and satisfaction of the Loan and the interest thereon and other all other Obligations owed to the Lender, the parties shall thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability or obligation in connection with the Loan except as expressly set forth herein, except to the extent any payment received by the Lender is determined to be a preference or similar voidable transfer.

8.12 Press Releases and Related Matters. Each party hereto agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of any other party, its respective Affiliates, or referring to this Agreement or the other Loan Documents without at least two (2) Business Days prior notice to the other party and without the prior written consent of the other party unless (and only to the extent that) such party or its Affiliates is required to do so under law and then, in any event, such party will consult with the other party before issuing such press release or other public disclosure. Each party hereto consents to the publication by the Lender of a tombstone or similar advertising material relating to the financing transactions contemplated hereby, and in connection therewith, grants to the Lender the right to use its name, logo and a brief description of its business and the financing transactions contemplated hereby.

8.13 Confidentiality. Except as required by Applicable Law, neither party nor any of their respective Related Parties will disclose the terms of the transactions contemplated

hereunder at any time, currently or on or after the Closing Date, except for disclosure to any one or more of such party's Related Parties; and except as required by Applicable Law, each party shall retain all information obtained from the other and their legal counsel on a confidential basis, except as such may be necessarily disclosed to any such party's Related Parties in connection with the transaction. When disclosing confidential information to a Related Party, each party shall advise such Related Party of the confidential nature of the terms of the transaction and direct that such Related Party keep such information confidential.

8.14 Performance by Lender. If any Company shall fail to observe or perform any of the terms, agreements or covenants contained in this Agreement or in any other Loan Document, the Lender may, in their discretion, but without any obligation or duty to do so, and without waiving any Default or Event of Default, perform any of such terms, agreements or covenants, in part or in whole, and any money advanced or expended by the Lender in or toward the fulfillment of such terms, agreements or covenants, shall be due on demand and, until paid, bear interest at the Default Rate.

8.15 Counterparts; Signature by Facsimile and E-mail Transmission. This Agreement and any amendment, restatement, or termination of any provision of this Agreement, may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A party's transmission by facsimile or by e-mail transmission of an Adobe Portable Document Format (also known as a PDF file) of a copy of this Agreement duly executed by that party shall constitute effective delivery by that party of an executed copy of this Agreement to the party receiving the transmission. A party that has delivered this Agreement by facsimile or e-mail transmission shall forthwith deliver an originally executed copy to the other party or parties.

8.16 Further Actions. Each Company shall execute and deliver such documents and instruments, and take such other actions, as the Lender deem necessary to consummate the Transactions.

8.17 Entire Agreement. This Agreement and the Loan Documents represent the entire agreement among the Lender and the Companies with respect to the financing transactions to which they relate, and cannot be modified, supplemented, varied, changed or amended except by an agreement in writing signed by (i) the Companies and (ii) both Lender.

8.18 Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. The Lender hereby notifies each Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the "**Act**"), and the Lender's policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies such Company, which information includes the name and address of such Company and such other information that will allow the Lender to identify such Company in accordance with the Act. In addition, each Company shall (a) ensure that no person who owns a controlling interest in or otherwise controls such Company or any subsidiary of such Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury

or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

8.19 Subordination by Companies. The Companies hereby agree that all present and future Debt of any Company to another Company or a Subsidiary of any of them ("**Intercompany Indebtedness**") shall be subordinate and junior in right of payment and priority to the Obligations, and each Company agrees not to make, demand, accept or receive any payment in respect of any present or future Intercompany Indebtedness, including, without limitation, any payment received through the exercise of any right of setoff, counterclaim or cross claim, or any collateral therefor, unless and until such time as the Obligations shall have been indefeasibly paid in full; *provided* that, so long as the Secured Promissory Note shall not have been declared to be due and payable, each Company may make and receive such payments as shall be customary in the ordinary course of such Company's business, as and to the extent not prohibited under this Agreement. Without in any way limiting the foregoing, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, dissolution or other similar proceedings relative to any Company or to its businesses, properties or assets, the Lender shall be entitled to receive payment in full of all of the Obligations before any Company shall be entitled to receive any payment in respect of any present or future Intercompany Indebtedness.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANIES:

GEH SPORT, LLC,
a Delaware limited liability company

By:________________________________
Name: George Hall
Title: President

Adara Asset Management, LLC,
a Delaware limited liability company

By:________________________________
Name: John Hall
Title: President

LENDER:

ORIX PTP Holdings, LLC,
a Delaware limited liability company

By:________________________________
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANIES:

GEH Sport, LLC,
a Delaware limited liability company

By:______________________________
Name:
Title:

Adara Asset Management, LLC,
a Delaware limited liability company

By:______________________________
Name:
Title:

LENDER:

ORIX PTP Holdings, LLC,
a Delaware limited liability company

By:______________________________
Name: Art Mbanefo
Title: Chief Investor Officer

SCHEDULES

3.10(a)	Material Assets
3.10(b)	Material Liabilities
3.10(d)	Capital Structure of Parent
3.10(e)	Capital Structure of Borrower
3.14	Material Agreements
3.15	Transactions with Affiliates
3.20(b)	Projections

EXHIBITS

"A"	Form of Secured Promissory Note
"B"	Form of Warrant

Schedule 3.10(a)
Material Assets

Company	Entity	Interests	Percentage of Ownership
Parent	Adara Asset Management, LLC, a Delaware limited liability company	Limited liability company membership interests	100%
Parent	Sport-BLX, Inc., a Delaware corporation	Common Stock	15%
Borrower	The Sports & Entertainment Fund, L.P., a Cayman exempted limited partnership	General Partnership Interest	100%

Schedule 3.10(b)
Material Liabilities

None.

Schedule 3.10(d)
Capital Structure of Parent

Owner	Interest	Percentage of Ownership
George E. Hall	Membership Interests	100%

Schedule 3.10(e)
Capital Structure of Borrower

Owner	Interest	Number / Type
Parent	Membership Interests	750 Class A Units
Reserved for issuances upon exercise of the Warrant	Membership Interests	250 Class A Units

Schedule 3.14
Material Agreements

None.

Schedule 3.15
Transactions with Affiliates

None.

Schedule 3.20(b)
Projections

See attached.

$275MM AUM by 3-31-22

Special Opportunities

The Sports & Entertainment Fund GP Analysis

Year Ended		Oct 03, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021
Year Counter		0.00	0.24	0.49	0.74	0.50	0.75	1.00	1.25	1.50	1.75
Term	Mar 31, 2025										
		Deferred Consideration Vector		0	0	0	0	0	0	0	0
The Sports & Entertainment Fund											
Opening Balance				-	17,800,000	49,950,000	82,100,000	114,250,000	146,400,000	178,550,000	210,700,000
Asset Acquisitions	275,000,000			17,800,000	32,150,000	32,150,000	32,150,000	32,150,000	32,150,000	32,150,000	32,150,000
Asset Realization					-	-	-	-	-	-	-
Closing Balance				17,800,000	49,950,000	82,100,000	114,250,000	146,400,000	178,550,000	210,700,000	242,850,000
Assumed Fund Return	9.0%			9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%
Return Generated					399,403	1,133,112	1,862,433	2,535,411	3,284,975	4,050,395	4,779,715
Income											
Mangement Fee	2.00%				88,756	251,803	413,874	563,425	729,995	900,088	1,062,159
Incentive Fee					-	-	-	922,500	-	-	-
Total Fees				-	88,756	251,803	413,874	1,485,925	729,995	900,088	1,062,159
Expenses											
Personnel											
Board of Directors	-			-	-	-	-	-	-	-	-
Senior Management	400,000			(50,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)
Athlete Development	200,000			(25,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)
Analysis	75,000			(9,375)	(18,750)	(18,750)	(18,750)	(18,750)	(18,750)	(18,750)	(18,750)
Marketing	200,000			-	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)
Structuring				-	-	-	-	-	-	-	-
Administrative/Clerical				-	-	-	-	-	-	-	-
Compliance	100,000			(12,500)	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)
Payroll Taxes & Benefits	18.0%			(17,438)	(43,875)	(43,875)	(43,875)	(43,875)	(43,875)	(43,875)	(43,875)
Bonuses	45.0%			-	-	-	(56,812)	(539,235)	(199,066)	(275,608)	(348,540)
Total Personnel				(114,313)	(287,625)	(287,625)	(344,437)	(826,860)	(486,691)	(563,233)	(636,165)
General & Admin											
Total General & Admin				-	(55,130)	(55,130)	(55,130)	(55,130)	(55,130)	(55,130)	(55,130)
Total Expenses				(114,313)	(342,755)	(342,755)	(399,567)	(881,990)	(541,821)	(618,363)	(691,295)
Expense Ratio					386.2%	136.1%	96.5%	59.4%	74.2%	68.7%	65.1%
EBITDA				(114,313)	(253,999)	(90,952)	14,307	603,935	188,173	281,724	370,864
Interest			-	-	(243,750)	(243,750)	(243,750)	(243,750)	(236,997)	(236,997)	(236,158)
Pre-tax cash flow	Mar 31, 2025		-	(114,313)	(497,749)	(334,702)	(229,443)	360,185	(48,823)	44,728	134,706
Exit / Terminal Value	10.0			-	-	-	-	-	-	-	-
Net Cash Flows		-	-	(114,313)	(497,749)	(334,702)	(229,443)	360,185	(48,823)	44,728	134,706
NPV	15.00%			28,558,333							
Debt											
Beginning Balance					13,000,000	13,000,000	13,000,000	13,000,000	12,639,815	12,639,815	12,595,087
Paydown					-	-	-	(360,185)	-	(44,728)	(134,706)
Ending Balance					13,000,000	13,000,000	13,000,000	12,639,815	12,639,815	12,595,087	12,460,381
Interest	7.5%				243,750	243,750	243,750	243,750	236,997	236,997	236,158
DSCR					N/A	N/A	N/A	0.28	0.74	1.13	1.51
DSCR (addback bonus)					N/A	N/A	N/A	0.89	1.56	2.25	2.94

$275MM AUM by 3-31-22

Special Opportunities

The Sports & Entertainment Fund GP Analysis

		Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024
Year Ended		Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024
Year Counter		2.00	2.25	2.50	2.75	3.00	3.25	3.50	3.75	4.00	4.25	4.50
Term	Mar 31, 2025											
		0	1	0	0	0	0	0	0	0	0	0
The Sports & Entertainment Fund												
Opening Balance		242,850,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000
Asset Acquisitions	275,000,000	32,150,000	-	-	-	-	-	-	-	-	-	-
Asset Realization		-	-	-	-	-	-	-	-	-	-	-
Closing Balance		275,000,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000	275,000,000
Assumed Fund Return	9.0%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%	9.00%
Return Generated		5,389,274	6,170,548	6,238,356	6,238,356	6,102,740	6,170,548	6,238,356	6,238,356	6,170,548	6,170,548	6,238,356
Income												
Mangement Fee	2.00%	1,197,616	1,371,233	1,386,301	1,386,301	1,356,164	1,371,233	1,386,301	1,386,301	1,371,233	1,371,233	1,386,301
Incentive Fee		2,722,900	-	-	-	3,850,000	-	-	-	3,860,548	-	-
Total Fees		3,920,517	1,371,233	1,386,301	1,386,301	5,206,164	1,371,233	1,386,301	1,386,301	5,231,781	1,371,233	1,386,301
Expenses												
Personnel												
Board of Directors	-	-	-	-	-	-	-	-	-	-	-	-
Senior Management	400,000	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)
Athlete Development	200,000	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)
Analysis	75,000	(18,750)	(18,750)	(18,750)	(18,750)	(18,750)	(18,750)	(18,750)	(18,750)	(18,750)	(18,750)	(18,750)
Marketing	200,000	(50,000)	(50,000)	(50,000)	(50,000)	-	-	-	-	-	-	-
Structuring		-	-	-	-	-	-	-	-	-	-	-
Administrative/Clerical		-	-	-	-	-	-	-	-	-	-	-
Compliance	100,000	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)
Payroll Taxes & Benefits	18.0%	(43,875)	(43,875)	(43,875)	(43,875)	(34,875)	(34,875)	(34,875)	(34,875)	(34,875)	(34,875)	(34,875)
Bonuses	45.0%	(1,634,801)	(487,624)	(494,404)	(494,404)	(2,239,893)	(514,174)	(520,954)	(520,954)	(2,251,420)	(514,174)	(520,954)
Total Personnel		(1,922,426)	(775,249)	(782,029)	(782,029)	(2,468,518)	(742,799)	(749,579)	(749,579)	(2,480,045)	(742,799)	(749,579)
General & Admin												
Total General & Admin		(55,130)	(55,130)	(55,130)	(55,130)	(52,770)	(52,770)	(52,770)	(52,770)	(52,770)	(52,770)	(52,770)
Total Expenses		(1,977,556)	(830,379)	(837,159)	(837,159)	(2,521,288)	(795,569)	(802,349)	(802,349)	(2,532,815)	(795,569)	(802,349)
Expense Ratio		50.4%	60.6%	60.4%	60.4%	48.4%	58.0%	57.9%	57.9%	48.4%	58.0%	57.9%
EBITDA		1,942,960	540,854	549,142	549,142	2,684,877	575,664	583,952	583,952	2,698,966	575,664	583,952
Interest		(233,632)	(201,582)	(195,221)	(188,585)	(181,824)	(134,892)	(126,628)	(118,053)	(109,317)	(60,761)	(51,107)
Pre-tax cash flow	Mar 31, 2025	1,709,328	339,272	353,921	360,557	2,503,052	440,772	457,324	465,899	2,589,648	514,903	532,845
Exit / Terminal Value	10.0	-	-	-	-	-	-	-	-	-	-	-
Net Cash Flows		1,709,328	339,272	353,921	360,557	2,503,052	440,772	457,324	465,899	2,589,648	514,903	532,845
NPV	15.00%											
Debt												
Beginning Balance		12,460,381	10,751,053	10,411,781	10,057,860	9,697,303	7,194,250	6,753,478	6,296,154	5,830,255	3,240,607	2,725,704
Paydown		(1,709,328)	(339,272)	(353,921)	(360,557)	(2,503,052)	(440,772)	(457,324)	(465,899)	(2,589,648)	(514,903)	(532,845)
Ending Balance		10,751,053	10,411,781	10,057,860	9,697,303	7,194,250	6,753,478	6,296,154	5,830,255	3,240,607	2,725,704	2,192,859
Interest	7.5%	233,632	201,582	195,221	188,585	181,824	134,892	126,628	118,053	109,317	60,761	51,107
DSCR		2.95	3.45	3.93	4.37	5.64	6.22	6.95	7.89	9.09	10.71	13.10
DSCR (addback bonus)		5.55	6.48	7.35	8.17	10.48	11.57	12.92	14.65	16.88	19.89	24.32

$275MM AUM by 3-31-22

Special Opportunities

The Sports & Entertainment Fund GP Analysis

		Dec 31, 2024	Mar 31, 2025	Jun 30, 2025	Sep 30, 2025	Dec 31, 2025
Year Ended		Dec 31, 2024	Mar 31, 2025	Jun 30, 2025	Sep 30, 2025	Dec 31, 2025
Year Counter		4.76	5.00	5.25	5.50	5.76
Term	Mar 31, 2025					
		0	0	0	0	0
The Sports & Entertainment Fund						
Opening Balance		275,000,000	275,000,000	275,000,000	275,000,000	275,000,000
Asset Acquisitions	275,000,000	-	-	-	-	-
Asset Realization		-	-	-	-	-
Closing Balance		275,000,000	275,000,000	275,000,000	275,000,000	275,000,000
Assumed Fund Return	9.0%	9.00%	9.00%	9.00%	9.00%	9.00%
Return Generated		6,238,356	6,102,740	6,170,548	6,238,356	6,238,356
Income						
Mangement Fee	2.00%	1,386,301	1,356,164	1,371,233	1,386,301	1,386,301
Incentive Fee		-	3,850,000	-	-	-
Total Fees		1,386,301	5,206,164	1,371,233	1,386,301	1,386,301
Expenses						
Personnel						
Board of Directors	-	-	-	-	-	-
Senior Management	400,000	(100,000)	(100,000)	(100,000)	(100,000)	(100,000)
Athlete Development	200,000	(50,000)	(50,000)	(50,000)	(50,000)	(50,000)
Analysis	75,000	(18,750)	(18,750)	(18,750)	(18,750)	(18,750)
Marketing	200,000	-	-	-	-	-
Structuring		-	-	-	-	-
Administrative/Clerical		-	-	-	-	-
Compliance	100,000	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)
Payroll Taxes & Benefits	18.0%	(34,875)	(34,875)	(34,875)	(34,875)	(34,875)
Bonuses	45.0%	(520,954)	(2,239,893)	(514,174)	(520,954)	(520,954)
Total Personnel		(749,579)	(2,468,518)	(742,799)	(749,579)	(749,579)
General & Admin						
Total General & Admin		(52,770)	(52,770)	(52,770)	(52,770)	(52,770)
Total Expenses		(802,349)	(2,521,288)	(795,569)	(802,349)	(802,349)
Expense Ratio		57.9%	48.4%	58.0%	57.9%	57.9%
EBITDA		583,952	2,684,877	575,664	583,952	583,952
Interest		(41,116)	(30,938)	-	-	-
Pre-tax cash flow	Mar 31, 2025	542,836	2,653,939	575,664	583,952	583,952
Exit / Terminal Value	10.0	-	42,445,227	-	-	-
Net Cash Flows		542,836	45,099,165	-	-	-
NPV	15.00%					
Debt						
Beginning Balance		2,192,859	1,650,023	-	-	-
Paydown		(542,836)	(1,650,023)	-	-	-
Ending Balance		1,650,023	-	-	-	-
Interest	7.5%	41,116	30,938	-	-	-
DSCR		16.94	24.08	35.96	61.46	143.14
DSCR (addback bonus)		31.45	44.72	66.78	114.14	265.84